UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

Independence Holding Company

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

96 Cummings Point Road

Stamford, CT 06902

(Address of principal executive offices, including zip code)

(203) 358-8000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2015, Madison National Life Insurance Company, Inc. (“MNL”), a wholly owned subsidiary of Independence Holding Company (NYSE:IHC) (“IHC”), and Standard Security Life Insurance Company of New York, a wholly owned subsidiary of IHC (“SSL”), entered into a Purchase Agreement with National Guardian Life Insurance Company (“NGL”).  Under the Purchase Agreement, (1) MNL will sell to NGL its risk position in all of its individual life and annuity policies, and in its individual accident and health policies that are administered on proprietary software and (2) SSL will sell its position in all of its individual life and annuity policies that are administered on the proprietary software, for an aggregate purchase price of $42 million.  The operations of MNL that are needed to service the MNL policies will also be transferred.  The consummation of the purchase and sale is subject to certain conditions, including the approval of the Office of the Wisconsin Commissioner of Insurance and the New York Department of Financial Services.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits:

Exhibit 10.1

Purchase Agreement, dated June 15, 2015, by and among National Guardian Life Insurance Company, Madison National Life Insurance Company, Inc. and Standard Security Life Insurance Company of New York

Exhibit 99.1

News Release of Independence Holding Company dated June 15, 2015:  Independence Holding Company enters into an Agreement to Sell Blocks of Individual Life and Annuities and Transfer Associated Madison National Life Infrastructure

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

Date: June 15, 2015	By:	/s/ Loan Nisser
Name: Loan Nisser
Title: Vice President and Secretary

Exhibit 10.1

Purchase Agreement

By and among

NATIONAL GUARDIAN LIFE INSURANCE COMPANY

And

MADISON NATIONAL LIFE INSURANCE COMPANY, Inc.

And

STANDARD SECURITY LIFE INSURANCE COMPANY OF NEW YORK

TABLE OF CONTENTS

1.

Definitions

1

2.

Purchase and Sale; Purchase Price.

9

2.1

At the Closing

9

2.2

Purchase Price

10

2.3

Calculation of Purchase Price.

11

2.4

Tax Treatment of Indemnification Payments

13

3.

The Closing

13

4.

Representations and Warranties of MNL

13

4.1

Organization

14

4.2

Authority

14

4.3

Qualification

14

4.4

No Violation

14

4.5

Pro Forma Financial Information

15

4.6

Events Subsequent to Effective Date of Financial Information

15

4.7

Absence of Undisclosed Liabilities

16

4.8

Litigation and Proceedings

16

4.9

Compliance with Laws

16

4.10

Licenses

17

4.11

Contracts and Commitments.

17

4.12

Title to and Condition of Assets

18

4.13

Real Property

19

4.14

Condition

19

4.15

No Condemnation or Expropriation

19

4.16

Accounts Receivable

19

4.17

Environmental Matters

20

4.18

Finders Fees

20

4.19

Accuracy of Information

20

4.20

Tax Matters.

20

4.21

Insurance

21

4.22

Assets Necessary to Conduct Business

21

4.23

Trade Rights

21

5.

Representations and Warranties of SSL

22

5.1

Organization

22

5.2

Authority

22

5.3

Qualification

22

5.4

No Violation

22

5.5

Compliance with Laws

23

5.6

Licenses

23

5.7

Finders Fees

23

5.8

Litigation and Proceedings

23

5.9

Accuracy of Information

23

6.

Representations and Warranties of NGL

23

6.1

Organization

24

6.2

Authority

24

6.3

Finders Fees

24

6.4

Licenses

24

6.5

Litigation and Proceedings

24

6.6

Accuracy of Information

24

6.7

No Violation

25

6.8

Compliance with Laws

25

7.

Representations and Covenants of the Parties Regarding Employment

25

7.1

MNL’s Representations

25

7.2

Covenants

27

8.

Reinsurance Agreements

28

9.

Covenants of MNL Pending the Closing Date

28

9.1

Access to Information

28

9.2

Conduct of Acquired Business

28

9.3

Transfers of Properties

28

9.4

Reinsurance; Underwriting and Investment Policies

29

9.5

Insurance

29

9.6

Network Agreements

29

9.7

HSR Filing

29

9.8

Approvals

29

9.9

Other Consents

29

9.10

Compliance with Law

29

9.11

Continued Effectiveness of Representations and Warranties of MNL

30

10.

Covenants of SSL Pending the Closing Date

30

10.1

Approvals

30

10.2

HSR Filing

30

10.3

Cooperation

30

10.4

Adverse Rulings

30

10.5

Continued Effectiveness of Representations and Warranties of SSL

30

11.

Covenants of NGL Pending the Closing Date

30

11.1

Approvals

30

11.2

HSR Filing

31

11.3

Cooperation

31

11.4

Adverse Rulings

31

11.5

Continued Effectiveness of Representations and Warranties of NGL

31

12.

Conditions to Obligations of MNL

31

12.1

Accuracy of Representations and Warranties

31

12.2

Performance by NGL

31

12.3

Legal Challenge

31

12.4

Approvals

32

12.5

Non-Performance

32

13.

Conditions to Obligations of SSL

32

13.1

Accuracy of Representations and Warranties

32

13.2

Performance by NGL

32

13.3

Legal Challenge

32

13.4

Approvals

32

13.5

Non-Performance

32

14.

Conditions to Obligations of NGL

33

14.1

Accuracy of Representations and Warranties

33

14.2

Performance by MNL and SSL

33

14.3

Legal Challenge

33

14.4

Approvals

33

14.5

Consents

33

14.6

LifePro License

33

14.7

Key Employees

33

14.8

Non-Performance

34

14.9

Material Adverse Effect Changes

34

15.

Actions at Closing, Further Assurances.

34

15.1

Actions by MNL

34

15.2

Actions by SSL

35

15.3

Actions by NGL

35

16.

Post-Closing Covenants

37

16.1

Transfer of Acquired Insurance Liabilities

37

16.2

Tax Matters

37

16.3

Purchase Price Allocation

37

16.4

Further Assurances

37

17.

Events of Termination.

38

18.

Indemnification.

38

18.1

General Indemnification.

38

18.2

Specific Indemnifications

40

18.3

Notice of, and Procedures for, Collecting Indemnification.

40

18.4

Limitations on Indemnification.

41

19.

Waiver of Covenants and Conditions

42

19.1

Waiver of Covenants and Conditions

42

19.2

Supplements to Disclosure Schedules.

42

20.

Notices

43

21.

MISCELLANEOUS

45

21.1

Press Releases and Communications

45

21.2

Expenses

45

21.3

Assignment

45

21.4

Severability

46

21.5

References

46

21.6

Construction

46

21.7

Amendment and Waiver

46

21.8

Complete Agreement

47

21.9

Third-Party Beneficiaries

47

21.10

Delivery by Facsimile or Email

47

21.11

Counterparts

47

21.12

Governing Law

47

21.13

Jurisdiction

47

21.14

Remedies Cumulative

48

21.15

Due Authority

48

Exhibits

Exhibit A

MNL Coinsurance Agreement

Exhibit B

SIP License Agreement

Exhibit C

SSL Coinsurance Agreement

Exhibit D

Temporary Services Agreement

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 15th day of June, 2015, by and among NATIONAL GUARDIAN LIFE INSURANCE COMPANY, a mutual life and health insurance company organized under the laws of the State of Wisconsin (“NGL”); MADISON NATIONAL LIFE INSURANCE COMPANY, INC., a life and health insurance company organized under the laws of the State of Wisconsin (“MNL”); and STANDARD SECURITY LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York (“SSL”).

WITNESSETH:

WHEREAS, MNL wishes to sell, transfer, and assign a portion of MNL’s life, annuity, accident, and health insurance business to NGL, and NGL wishes to acquire such business; and

WHEREAS, SSL wishes to sell, transfer and assign a portion of SSL’s life and annuity insurance business to NGL, and NGL wishes to acquire such business; and

WHEREAS, MNL and SSL wish to sell, transfer, and assign certain assets used in the operation of the Acquired Business (as defined below) to NGL, and NGL wishes to acquire the Acquired Assets (as defined below);

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the Parties, intending to be legally bound, do hereby agree as follows:

1. Definitions

.  For all purposes of this Agreement, the following definitions shall apply unless the context requires otherwise:

1.1 “Accounting Firm” means McGladrey LLP.

1.2 “Acquired Assets” means the following assets of MNL to the extent related to the Acquired Business:

(a) the Fixed Assets;

(b) all receivables arising from the Acquired Business and the Acquired Assets;

(c) all of MNL’s rights and licenses (except for rights of MNL as set forth in the Temporary Services Agreement) to all administration and claims processing systems and software used in administering the Acquired Business, as set forth on Schedule 1.2(c) (the “Administrative Systems”), other than the SIP (as defined below), which is being licensed by MNL to NGL under the SIP License Agreement, and which will not be part of the Acquired Assets hereunder;

(d) all prepaid expenses and deposits arising from the Acquired Business or the Acquired Assets, and each right to a credit or a refund to the extent the obligation to which such credit or refund relates is an Assumed Obligation;

(e) subject to any required consents, MNL’s and SSL’s right, title, and interest in and to the Acquired Contracts;

(f) MNL’s and SSL’s records and files pertaining to the Acquired Business and the Acquired Assets, including, but not limited to, all records and files related to brokers, consultants and policyholders (including broker, consultant, and policyholder lists, mailing lists, sales records, correspondence with brokers, consultants, and policyholders, policyholder files, and account histories), and records of purchases from and correspondence with suppliers; and all related business records (excluding emails, other than emails related to the Acquired Business as reasonably requested by NGL), financial and accounting records, computer software, and other books and records, all to the extent they are primarily related to the Acquired Business or the Acquired Assets; provided, however, that MNL and SSL reserve the right to retain copies (or to the extent required by law, originals) of such records and files and to have access, during normal business hours, to the records and files to be conveyed to NGL pursuant to this Agreement for purposes of (i) responding to any audit request or inquiry received by MNL or SSL from any governmental or regulatory agency or any other purpose required by Law, (ii) using the Administrative Systems as set forth in the Temporary Services Agreement, (iii) owning the Retained Assets, or (iv) operating the Retained Business; and

(g) the Acquired Business as a going concern, including all goodwill related thereto.

1.3 “Acquired Business” means the following, in effect as of the Closing Date, or in effect at any time prior to the Closing Date and reinstated after the Closing Date, as more particularly identified in the Coinsurance Agreements or in the reinsurance agreements subject to the Assignments:

(a) MNL’s position in all:

(i) Individual life and annuity policies; and

(ii) Individual accident and health policies that are administered on LifePro;

(b) The position of SSL in all individual life and annuity policies that are administered on LifePro.

Notwithstanding the foregoing, the Acquired Business shall not include policies that are 100% reinsured by MNL to any third parties such as Guggenheim Life and Annuity Company.

1.4 “Acquired Contracts” means the Leases, Network Agreements, Third Party Administrator Agreements, Vendor Agreements, Systems Agreements, and the Miscellaneous Contracts, including all deposits associated therewith.

1.5 “Acquired Insurance Liabilities” means all liabilities and obligations of MNL and SSL arising out of insurance coverage under the Acquired Business, except for any Extra Contractual Obligations arising on or before the Closing Date.

1.6 “Additional Purchase Price” has the meaning set forth in Section 2.3(d)(i).

1.7 “Administrative Systems” has the meaning set forth in Section 1.2(c).

1.8 “Affiliate” means all shareholders, directors and officers of any Party; the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest (except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national overthecounter market).

1.9 “Agreement” means this Purchase Agreement.

1.10 “Assignments” means the assignment or assignments by which MNL or SSL assigns to NGL its interests in reinsurance or administration agreements, or both, relating to certain of the Acquired Business or the Acquired Assets.

1.11  “Assumed Obligations” means (i)  all of MNL’s and SSL’s obligations and liabilities arising from the Acquired Assets with respect to the period after Closing, (ii) all of MNL’s and SSL’s obligations and liabilities arising under the Acquired Contracts with respect to the period after Closing, and (iii) the Acquired Insurance Liabilities; excluding, in each case, any obligations and liabilities arising under or in connection with any litigation or other formal dispute arising prior to the Closing.

1.12 “Basket Amount” has the meaning set forth in Section 18.4(d).

1.13 “CERCLA” has the meaning set forth in Section 1.26.

1.14 “Ceding Commission” means the aggregate amount of any ceding commissions payable by NGL pursuant to the Coinsurance Agreements.

1.15 “Claim Answer Period” has the meaning set forth in Section 18.3(b).

1.16 “Closing” has the meaning set forth in Section 3.

1.17 “Closing Date” has the meaning set forth in Section 3.

1.18 “Closing Statement” has the meaning set forth in Section 2.3(b)(i).

1.19 “COBRA” means Section 601 et seq. of ERISA and Section 4980B of the Code.

1.20 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

1.21 “Coinsurance Agreements” means the MNL Coinsurance Agreement and the SSL Coinsurance Agreement.

1.22 “Consultation Period” has the meaning set forth in Section 2.3(b)(ii).

1.23 “Damages” has the meaning set forth in Section 18.1(a).

1.24 “DFS” means the New York Department of Financial Services.

1.25 “Disputed Objection” has the meaning set forth in Section 2.3(b)(ii).

1.26 “Environmental Laws” means Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes (“Waste”) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste, including, without limitation, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability Act (“CERCLA”), as amended, and their state and local counterparts.

1.27 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.28 “ERISA Affiliate of Seller” has the meaning set forth in Section 7.1(e)(i).

1.29 “Estimated Closing Statement” has the meaning set forth in Section 2.3(a).

1.30 “Estimated Purchase Price” has the meaning set forth in Section 2.3(a).

1.31 “Excess Purchase Price” has the meaning set forth in Section 2.3(d)(ii).

1.32  “Extra Contractual Obligations” mean those liabilities (whether constituting compensatory, incidental, exemplary or punitive damages) which arise on or before the Closing Date from the handling of any claim on the Acquired Business, such liabilities arising because of, but not limited to, the following: failure by MNL or SSL to settle within the policy limit due to the gross negligence of MNL or SSL, denial of coverage or rejection of an offer of settlement in bad faith, or fraud, in the preparation of the defense or in the trial of any action against the insured or MNL or SSL, or in the preparation or prosecution of an appeal consequent to such action.

1.33 “Final Claims Statement” has the meaning set forth in Section 18.3(c).

1.34 “Final Purchase Price” has the meaning set forth in Section 2.3(d)(i).

1.35 “Fixed Assets” means all equipment and tangible personal property, whether owned or leased, used primarily by MNL in administering the Acquired Business or by the Group Employees in operating the Acquired Business, including leasehold improvements, furniture, furnishings, machinery, and related spare parts, telecommunications equipment, office supplies, computer hardware and software equipment set forth on Schedule 1.35, together with all manuals, written warranties, licenses, documents, and similar rights relating thereto.

1.36 “Governmental Entities” means any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality, or other body, whether federal, state, municipal, foreign or other.

1.37 “Group Employees” means those employees of MNL listed on Schedule 1.37 hereto and who are still employed by MNL as of the Closing.

1.38 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.39 “IMR” means the aggregate Interest Maintenance Reserve which NGL is required to establish in accordance with SAP on account of the Acquired Business.

1.40 “Indemnified Party” has the meaning set forth in Section 18.3(a).

1.41 “Indemnifying Party” has the meaning set forth in Section 18.3(a).

1.42 “Initial Claim Notice” has the meaning set forth in Section 18.3(a).

1.43 “Insurance License” means a License to transact the insurance or reinsurance business.

1.44 “Key Employees” has the meaning set forth in Section 7.2(b).

1.45 “Knowledge” means that which is known or should have been known by the executive officers of the applicable Person in the ordinary course of business.

1.46 “Laws” means any statutes, laws, ordinances, rules, or regulations.

1.47 “Lease” means each lease, sublease, or rental agreement identified on Schedule 4.11 as a “Lease.”

1.48 “Leased Real Property” has the meaning set forth in Section 4.13.

1.49 “License” means all licenses, permits, approvals, authorizations, and consents of all Governmental Entities.

1.50 “License Fee Adjustment” means the aggregate amount due from MNL to NGL pursuant to Section 2.2(a)(iii), (iv), and (v).

1.51 “LifePro” means the proprietary policy administration software and system licensed by MNL from EXLService Holdings, Inc. and used in the administration of the Acquired Business and the Acquired Assets.

1.52 “Liens” has the meaning set forth in Section 4.12.

1.53 “Material Adverse Effect” means, with respect to any Party or the Acquired Business and the Acquired Assets, a material adverse effect on the combined financial condition, results of operation, business, assets, or liabilities.

1.54 “Miscellaneous Contract” means each written or oral contract or agreement of MNL identified on Schedule 4.11 as a “Miscellaneous Contract.”

1.55 “MNL” has the meaning set forth in the preamble of this Agreement.

1.56 “MNL Coinsurance Agreement” means the Coinsurance and Administrative Services Agreement between NGL and MNL in the form of Exhibit A.

1.57 “MNL Disclosure Schedules” has the meaning set forth in Section 4.

1.58 “MNL Office” means MNL’s home office at 1241 John Q Hammons Drive, Madison, Wisconsin  53717.

1.59 “MNL Retained Business” means any and all lines of business of MNL other than the Acquired Business.

1.60 “MNL Schedule Supplement” has the meaning set forth in Section 19.2(a).

1.61 “MNL Sublease” has the meaning set forth in Section 15.1(e).

1.62 “MNL Trust Agreement” means a trust agreement among NGL, MNL, and a financial institution reasonably acceptable to each of NGL and MNL, in a form acceptable to all parties thereto, that will allow MNL to take credit for the reinsurance being provided by NGL under the MNL Coinsurance Agreement.

1.63 “NAIC” means the National Association of Insurance Commissioners.

1.64 “Network Agreement” means each network contract between MNL and a third party identified on Schedule 4.11 as a “Network Agreement.”

1.65 “NGL” has the meaning set forth in the preamble of this Agreement.

1.66 “NGL Disclosure Schedules” has the meaning set forth in Section 6.

1.67 “NGL Schedule Supplement” has the meaning set forth in Section 19.2(b).

1.68 “NGL’s Representatives” means NGL’s accountants, actuaries, counsel, and other representatives.

1.69 “Notice of Cessation of Business” means any notice (and any other requirements) under applicable federal and state statutes relating to the cessation of group insurance business.

1.70 “Objection” has the meaning set forth in Section 2.3(b)(ii).

1.71 “Objection Notice” has the meaning set forth in Section 2.3(b)(ii).

1.72 “OCI” means the Office of the Wisconsin Commissioner of Insurance.

1.73 “Order” means any order, writ, injunction, ruling, charge, judgment, plan or decree of a Government Entity.

1.74 “Parties” means NGL, MNL, and SSL.

1.75 “Party” means any of NGL, MNL, or SSL.

1.76 “Permitted Real Property Liens” has the meaning set forth in Section 4.12.

1.77 “Person” means any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization, or government or any agency or political subdivision thereof.

1.78 “Plans” means any and all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, “golden parachutes,” collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all “employee benefit plans” (as defined in Section 3(3) of ERISA, all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any Group Employees.

1.79 “Pre-Closing Period” means the period from the Purchase Price Effective Time through the Closing Date.

1.80 “Pro Forma Financial Information” has the meaning set forth in Section 4.5.

1.81 “Purchase Price Effective Time” has the meaning set forth in Section 2.3(f).

1.82 “Purchase Price” has the meaning set forth in Section 2.

1.83 “Real Property” has the meaning set forth in Section 4.13.

1.84 “Reinsurance Agreements” means the Reinsurance Agreements between MNL and third party reinsurers listed on Schedule 1.84.

1.85 “Required Closing Consents” means the consents for the Acquired Contracts which are listed on Schedule 1.85 hereto.

1.86 “Retained Assets” means any and all assets of MNL or SSL that are not Acquired Assets.

1.87 “Retained Business” means, collectively, the MNL Retained Business and the SSL Retained Business.

1.88 “Review Period” has the meaning set forth in Section 2.3(b)(ii).

1.89 “SAP” means the accounting procedures and practices prescribed or permitted from time to time by the NAIC and adopted, permitted, or promulgated by OCI and employed in a consistent manner throughout the period involved.

1.90 “Seller Indemnified Parties” has the meaning set forth in Section 18.1(c).

1.91 “Shareholder” means the sole shareholder of MNL.

1.92 “SIP” means certain specialized intellectual property consisting of software, systems, and software and system modifications developed by or for MNL, that operate either alone or in conjunction with LifePro or other third party administrative software, and used in the administration of the Acquired Business and the Acquired Assets.

1.93 “SIP License Agreement” means a license agreement governing the Parties’ future use of SIP in the form of Exhibit B.

1.94 “SSL” has the meaning set forth in the preamble of this Agreement

1.95 “SSL Acquired Business” means the portion of the Acquired Business described in Section 1.3(b).

1.96 “SSL Coinsurance Agreement” means the Coinsurance and Administrative Services Agreement between NGL and SSL in the form attached hereto as Exhibit C.

1.97 “SSL Disclosure Schedules” has the meaning set forth in Section 5.

1.98 “SSL Retained Business” means any and all lines of business of SSL other than the Acquired Business.

1.99 “SSL Schedule Supplement” has the meaning set forth in Section 19.2(a).

1.100  “SSL Trust Agreement” means a trust agreement among NGL, SSL, and a financial institution reasonably acceptable to each of NGL and SSL, in a form acceptable to all parties thereto, that will allow SSL to take credit for the reinsurance being provided by NGL under the SSL Coinsurance Agreement.

1.101 “Subleased Premises” has the meaning set forth in Section 15.1(e).

1.102 “Systems Agreement” means each agreement of MNL with respect to the software and systems of MNL servicing the Acquired Business and the Acquired Assets and identified on Schedule 4.11 as a “Systems Agreement.”

1.103 “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

1.104 “Tax Return(s)” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.105 “Temporary Services Agreement” means the services agreement between MNL and NGL in the form attached hereto as Exhibit D.

1.106 “Third Party Claim” has the meaning set forth in Section 18.3(a).

1.107 “Third Party Administrator Agreement” means each agreement between MNL and a third-party administrator identified on Schedule 4.11 as a “Third Party Administrator Agreement.”

1.108 “Trade Rights” means  all trademark rights, business identifiers, trade dress, service marks, trade names, and brand names;  all copyrights and all other rights associated therewith and the underlying works of authorship;  all patents and all proprietary rights associated therewith;  all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party;  all inventions, mask works and mask work registrations, knowhow, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and noncompetition and all other types of intellectual property; and  all registrations of any of the foregoing, all applications therefor, all goodwill associated with any of the foregoing, and all claims for infringement or breach thereof.

1.109 “Trust Agreements” means, collectively, the MNL Trust Agreement and the SSL Trust Agreement.

1.110 “Vendor Agreement” means each agreement between MNL and a third-party vendor identified on Schedule 4.11 as a “Vendor Agreement.”

1.111 “WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance (including the provisions of Section 109.07 and 109.075 of the Wisconsin Statutes and the regulations thereunder).

1.112 “Waste” has the meaning set forth in Section 1.26.

Any other capitalized terms are used as defined in other Sections of this Agreement.

2. Purchase and Sale; Purchase Price.

2.1 At the Closing

.  At the Closing:

(a) MNL will sell, transfer, assign, and convey to NGL, and NGL will purchase from MNL, subject to the terms and conditions hereinafter set forth, all of the interest of MNL in the Acquired Assets, free and clear of all liens, mortgages, security interests, and encumbrances, other than the Permitted Real Property Liens; provided, however, that NGL shall not be entitled to purchase, nor shall MNL be required to sell, any of the Retained Assets;

(b) NGL will assume the Assumed Obligations, other than the Acquired Insurance Liabilities (which shall be assumed by NGL pursuant to the Coinsurance Agreements or Assignments); and

(c) NGL, MNL, and SSL will execute and deliver the documents identified in Section 15; and

(d) NGL will pay the Estimated Purchase Price to MNL by wire transfer of immediately available funds into an account designated by MNL at least two days prior to the Closing Date.

2.2 Purchase Price

.  The aggregate purchase price for the Acquired Assets (the “Purchase Price”) shall be the sum of Forty-Two Million and 00/100 Dollars ($42,000,000),

(a) Reduced by:

(i) The Ceding Commission; and

(ii) 15% of the amount by which the IMR exceeds $5 Million; and

(iii) Any licensing fees charged by LifePro and paid by NGL in connection with the licensing of NGL to use LifePro to administer the Acquired Business to the extent not previously paid by MNL or SSL prior to the Closing Date;

(iv) Any fees charged by any vendor and paid by NGL in connection with the assignment of Vendor Agreements to NGL to the extent not previously paid by MNL or SSL prior to the Closing Date; and

(v) Any fees incurred by NGL to obtain licenses or other rights to all software, data, and other third party administrative systems needed to acquire or administer the Acquired Business, to the extent such expenses exceed the expenses incurred by MNL during the period immediately prior to the Closing Date for the same or comparable licenses or rights;

and

(b) increased by 15% of the amount by which the IMR is less than $4 Million.

For purposes of calculating the Purchase Price, all calculations in Sections 2.2 and 2.3 will be made as of the Purchase Price Effective Time.

2.3 Calculation of Purchase Price.

(a) Estimated Purchase Price.  No later than five (5) business days prior to the Closing, MNL shall deliver to NGL a statement (the “Estimated Closing Statement”), certified by the Chief Financial Officer of MNL, setting forth MNL’s good faith estimates of: (i) the IMR (and the corresponding adjustment to the Purchase Price under Section 2.2(a)(ii) or Section 2.3(b), as the case may be), (ii) the Ceding Commission, and (iii) the License Fee Adjustment (which shall be based on accurate information supplied by NGL) as of the Purchase Price Effective Time, together with a calculation of the estimated Purchase Price based on such estimates (the “Estimated Purchase Price”).

(b) Determination of Final Purchase Price.

(i) As soon as reasonably practicable, but no later than sixty (60) days after the Closing Date, NGL shall prepare and deliver to MNL a statement (the “Closing Statement”), certified by the Chief Financial Officer of NGL, setting forth NGL’s good faith determination of: (i) the actual IMR, (i) the actual Ceding Commission, and (iii) the actual License Fee Adjustment as of the Purchase Price Effective Time, together with a calculation of the final Purchase Price based thereon.

(ii) Within sixty (60) days following receipt by MNL of the Closing Statement (the “Review Period”), MNL shall deliver written notice (an “Objection Notice”) to NGL of any dispute MNL has with respect to the preparation or content of the Closing Statement.  If MNL does not deliver an Objection Notice with respect to the Closing Statement within the Review Period, the Closing Statement and any amount, determination or calculation therein shall be final, conclusive and binding on the Parties.  If an Objection Notice is delivered within the Review Period, the Parties shall negotiate in good faith to resolve each dispute raised therein (each, an “Objection”) during the thirty (30) days immediately following the delivery of the Objection Notice (the “Consultation Period”).  If the Parties, notwithstanding such good faith efforts, fail to resolve any Objection within the Consultation Period (each, a “Disputed Objection”), then the Parties shall jointly engage the Accounting Firm to resolve only the Disputed Objections (acting as an expert and not an arbitrator) in accordance with this Agreement as soon as practicable thereafter (but in any event within thirty (30) days after such engagement of the Accounting Firm).  The Parties shall use commercially reasonable efforts to cause the Accounting Firm to deliver a written report within such thirty (30) day period containing its calculation of (A) the Disputed Objections (which calculation shall not be a value greater than the greatest value for such Disputed Objection claimed by either Party nor smaller than the smallest value for such Disputed Objection claimed by either Party) and (B) the Final Purchase Price as of the Closing Date based upon items not in dispute, and the Disputed Objections determined by the Accounting Firm.  All Objections that are resolved between the Parties will be final, conclusive and binding on the Parties.  The terms of appointment of the Accounting Firm shall be as agreed upon between the Parties, and any related costs and expenses of the Accounting Firm shall be borne pro rata between NGL, on the one hand, and the MNL, on the other hand, in proportion to the final allocation made by the Accounting Firm of the Disputed Objections in relation to the claims made by MNL and NGL, such that the prevailing party pays the lesser proportion of such costs and expenses.  The Parties shall enter into an engagement letter with the Accounting Firm, including customary indemnity and other provisions.

(c) Access; Cooperation.  From and after the date of the delivery of the Closing Statement until the time that the Final Purchase Price is finally determined pursuant to Section 2.3(b), NGL shall make its contracts, books and records (including accounting or financial records), personnel (including accounting or financial personnel and counsel of NGL) and advisors and representatives available to MNL, MNL’s  accountants, counsel, financial advisors and other representatives and the Accounting Firm at reasonable times (and NGL shall cooperate with and provide assistance to, and shall cause the personnel, advisors and representatives of NGL to cooperate with and provide assistance to, MNL, MNL’s accountants, counsel, financial advisors and other representatives and the Accounting Firm) for the purpose of conducting the review by MNL or review by the Accounting Firm of the Closing Statement, and the resolution of any Objections or Disputed Objections with respect to the Closing Statement.  NGL agrees that, following the Closing, it will not take any actions with respect to the books, records (including accounting or financial records), policies or procedures of NGL or MNL that would obstruct, prevent or interfere with the review or evaluation of the Closing Statement and the resolution of any Objections or Disputed Objections with respect to the Closing Statement.

(d) Adjustments.

(i) If the amount of the Purchase Price as finally determined pursuant to Section 2.3(b) (the “Final Purchase Price”) exceeds the Estimated Purchase Price, the difference between the Final Purchase Price and the Estimated Purchase Price shall constitute the “Additional Purchase Price,” and NGL shall, within three (3) business days after the date on which the Final Purchase Price is finally determined pursuant to Section 2.3(b), pay to MNL (A) an amount equal to the Additional Purchase Price and (B) interest thereon calculated from the Closing Date until the date of payment hereunder at a rate of four percent (4%);

(ii) If the Final Purchase Price is less than the Estimated Purchase Price, the difference between the Final Purchase Price and the Estimated Purchase Price shall constitute the “Excess Purchase Price,” and MNL shall, within three (3) business days after the date on which the Final Purchase Price is finally determined pursuant to Section 2.3(b), pay to NGL (A) an amount equal to the Excess Purchase Price and (B) interest thereon calculated from the Closing Date until the date of payment hereunder at a rate of four percent (4%).

(e) Payments.  All payments to be made pursuant to this Section 2.3 shall be made by wire transfer of immediately available funds free of costs and charges to an account that the recipient has designated in writing at least one (1) business day prior to the date on which such payment is to be made.

(f) Purchase Price Effective Time.  The Parties acknowledge and agree that if the Closing occurs subsequent to July 31, 2015, the Parties will calculate the Purchase Price effective as of 11:59 pm on the last calendar day of the calendar month immediately preceding the month in which the Closing occurs (the “Purchase Price Effective Time”).

(g) Pre-Closing Period.  NGL will (i) pay MNL a fee in the amount of $25,000 per business day during the Pre-Closing Period, as full payment for all costs and expenses associated with the operation of the Acquired Business and the Acquired Assets during the Pre-Closing Period,  (ii) be entitled to all income associated with the Acquired Business and the Acquired Assets during the Pre-Closing Period, as provided in the MNL Coinsurance Agreement, and (iii) be responsible for all losses of the Acquired Business and the Acquired Assets during the Pre-Closing Period, as provided in the MNL Coinsurance Agreement.

(h) The Parties will cooperate in good faith to calculate the Estimated Purchase Price and the Purchase Price in accordance with Section 2.2 and this Section 2.3, to calculate and make the appropriate payments and reimbursements contemplated by Section 2.3(g) and to orderly transition the Acquired Assets and the Acquired Business in the event that the Closing Date does not occur on the last day of a calendar month.

2.4 Tax Treatment of Indemnification Payments

.  Any indemnity payments made pursuant to Section 18 shall be deemed to be, and each of the Parties shall treat such payments as an adjustment to the Purchase Price for federal, state, local and foreign income Tax purposes.

3. The Closing

.  Subject to the following, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. Central Time at the offices of Foley & Lardner LLP, 150 East Gilman Street, Suite 5000, Madison, Wisconsin, on July 31, 2015 by electronic transfer of signature pages or, if later, on that date which is the second business day after the date upon which all required regulatory approvals are obtained, or at such other date, time or place as the Parties hereto may mutually agree (the “Closing Date”).  The transfer of the Acquired Insurance Liabilities will be effective as of 12:01 a.m. Central Time on the day following the Closing Date.  The Parties will cooperate in good faith after the Closing to provide for the orderly transition of the administration of the Acquired Business from MNL to NGL.

4. Representations and Warranties of MNL

.  MNL makes the following representations and warranties to NGL, each of which is true and correct on the date hereof, shall be true and correct in all material respects on the Closing Date, subject to Section 19.2, shall be unaffected by any investigation heretofore or hereafter made by NGL, or any Knowledge of NGL, in each case  other than as specifically disclosed in a schedule of exceptions (the “MNL Disclosure Schedules”) delivered by MNL to NGL at the time of the execution of this Agreement, and shall survive the Closing of the transactions provided for herein for the time period set forth in Section 18.4:

4.1 Organization

.  MNL is a life and health insurance company duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

4.2 Authority

.  MNL has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by MNL pursuant hereto and to carry out the transactions contemplated hereby and thereby.  The performance of this Agreement will not conflict with or result in the breach or violation of MNL’s Articles of Incorporation or Bylaws nor violate in any material respect the provisions of any contracts, commitments or loan documents to which MNL is a party or any applicable Laws. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by MNL pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and Shareholder of MNL.  No other or further corporate act or proceeding on the part of MNL is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by MNL pursuant hereto or the consummation of the transactions contemplated hereby and thereby.  This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by MNL pursuant hereto will constitute, valid binding agreements of MNL, enforceable in accordance with their respective terms, except as enforceability may be limited by:   the effect of any applicable insolvency, reorganization, moratorium, rehabilitation, or similar laws affecting the enforcement of creditors’ rights generally;  the availability of the remedies of specific performance or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought; and  the exercise by any court of equitable judicial discretion before which any proceeding may be brought.

4.3 Qualification

.  MNL is duly qualified to do business, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary.

4.4 No Violation

.  Except as set forth on Schedule 4.4 and except with respect to violations, conflicts or the absence of consents which would not have a Material Adverse Effect on the Acquired Assets or the Acquired Business, neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by MNL pursuant hereto, nor the consummation by MNL of the transactions contemplated hereby and thereby  will violate any applicable Law or Order,  except for applicable requirements of the HSR Act and the permission of OCI, will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity, or  subject to obtaining the consents referred to in Schedule 4.4, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of MNL under, any term or provision of the Articles of Incorporation or Bylaws of MNL or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which MNL is a party or by which MNL or any of its assets or properties may be bound or affected.

4.5 Pro Forma Financial Information

.  The pro forma financial information set forth on Schedule 4.5 (the “Pro Forma Financial Information”) presents the financial condition and results of operations and cash flows of the Acquired Business and the Acquired Assets as of and for the periods ending March 31, 2015 and December 31, 2014.  All such Pro Forma Financial Information (including all notes and schedules contained therein or annexed thereto) have been prepared in accordance with SAP as indicated thereon, applied on a consistent basis, have been prepared in accordance with the books and records of MNL and SSL, and fairly present, in accordance with SAP, the assets, liabilities and financial position, the results of operations and cash flows of the Acquired Business and the Acquired Assets as of the dates and for the years and periods indicated.

4.6 Events Subsequent to Effective Date of Financial Information

.  Since March 31, 2015, there has not been a change in the results of operations or cash flows of the Acquired Business and the Acquired Assets which would have a Material Adverse Effect on the Acquired Business and the Acquired Assets.  Without limiting the generality of the foregoing, since March 31, 2015, none of the following has occurred which would have a Material Adverse Effect on the Acquired Business or the Acquired Assets:

(a) MNL has not entered into any agreement, contract, equipment lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business relating to the Acquired Business or any of the Acquired Assets;

(b) MNL has not imposed any security interest, except for purchase money security interests in the ordinary course of business, upon any of the Acquired Assets;

(c) MNL has not issued any note, bond, or other debt or security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation relating to the Acquired Business or any of the Acquired Assets;

(d) MNL has not canceled, compromised, waived, or released any right or claim (or series of related rights or claims) outside the ordinary course of business relating to the Acquired Business or any of the Acquired Assets, including, but not limited to, the Acquired Contracts; and

(e) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business relating to the Acquired Business or any of the Acquired Assets, including, but not limited to, the Assumed Obligations.

(f) There has not been:

(i) Any loss, damage or destruction, whether covered by insurance or not, affecting the Acquired Business or any of the Acquired Assets;

(ii) Any increase in the compensation, salaries or wages payable or to become payable to any of the Group Employees (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued other than normal increases in compensation based on MNL’s historic practices;

(iii) Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of the Acquired Business or any of the Acquired Assets;

(iv) Any sale, lease or other transfer or disposition of any of the Acquired Assets or Acquired Contracts;

(v) Any Lien made on any of the Acquired Assets or Acquired Contracts;

(vi) Any entering into, amendment or termination by MNL of any Acquired Contract, or any waiver of material rights thereunder, other than in the ordinary course of business.

4.7 Absence of Undisclosed Liabilities

.  Except as and to the extent specifically disclosed in the Pro Forma Financial Information, or in Schedule 4.7 or liabilities which are not required to be disclosed in the Pro Forma Financial Information under SAP, or will not have a Material Adverse Effect on the Acquired Business or the Acquired Assets, MNL does not have any liabilities other than commercial liabilities and obligations incurred since March 31, 2015 in the ordinary course of business and consistent with past practice.  Except as and to the extent described in the Pro Forma Financial Information or in Schedule 4.7, MNL has no Knowledge of any basis for the assertion against the Acquired Assets or the Acquired Business or against MNL with respect thereto of any liability, and to the Knowledge of MNL, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to such liabilities, except commercial liabilities and obligations incurred in the ordinary course of MNL’s business and consistent with past practice.

4.8 Litigation and Proceedings

.  Schedule 4.8 sets forth each instance, with respect to the Acquired Assets and the Acquired Business, in which MNL  is subject to any outstanding Order or  is a party or, to MNL’s Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any Governmental Entity. Except as set forth in Schedule 4.8 there is no litigation pending or threatened against the Acquired Business, the Acquired Assets or MNL with respect thereto, nor does MNL have Knowledge of any basis for any litigation.

4.9 Compliance with Laws

.  Except with respect to matters covered by Section 7.1, or to which such Section (and not this Section 4.9) applies: (i) MNL is in compliance with all Laws applicable to the Acquired Assets or the Acquired Business, including those applicable to the insurance business (including those laws relating to reserving, marketing, product advertising, investment, financial, claims, underwriting, premium collection and refunding and other practices), but excluding Environmental Laws with respect to which Section 4.17 (and not this Section 4.9) applies, except where the failure to be in compliance could not be reasonably expected to have a Material Adverse Effect on the Acquired Assets or the Acquired Business, (ii) MNL is not in violation of any Laws applicable to the Acquired Assets or the Acquired Business, which violation could reasonably be expected to have a Material Adverse Effect, and (iii) all reports, returns, and other filings required to be filed by MNL with respect to the Group Employees or the Acquired Business with any Governmental Entity have been filed (except where the failure to so file could not be reasonably expected to have a Material Adverse Effect), and were accurate and complete in all material respects when filed.

4.10 Licenses

.  MNL has all Licenses (including, but not limited to, a license to transact life and health insurance business), and has made all required registrations with any Governmental Entity that are necessary for MNL to transact the Acquired Business.  All such Licenses are in full force and effect and will not be affected or made subject to loss, revocation, cancellation, suspension, limitation or any obligation to reapply for such Licenses as a result of the transactions contemplated in this Agreement.  MNL is and has been in compliance with all such Licenses except for any noncompliance which would not have a Material Adverse Effect. There are no proceedings or investigations pending or, to MNL’s knowledge, threatened, which may result in the revocation, cancellation, suspension, nonrenewal or adverse modification of any such License, except as identified in Schedule 4.8.

4.11 Contracts and Commitments.

(a) Real Property Leases.  Except as set forth in Schedule 4.11, MNL has no leases of real property used in the conduct of the Acquired Business.

(b) Personal Property Leases.  Except as set forth in Schedule 4.11, MNL has no leases of personal property involving consideration or other expenditure in excess of $50,000 or involving performance over a period of more than 12 months and used in the conduct of the Acquired Business.

(c) Purchase Commitments. MNL has no purchase commitments for items or supplies used in the conduct of the Acquired Business that, together with amounts on hand, constitute in excess of six (6) months normal usage, or which are at an excessive price.

(d) Contracts for Services. Except as set forth in Schedule 4.11, MNL has no agreement, understanding, contract or commitment (written or oral) affecting the Acquired Business with any officer, employee, agent, consultant, distributor, dealer or franchisee that is not cancelable by MNL on notice of not longer than 30 days without liability, penalty or premium of any nature or kind whatsoever.

(e) Powers of Attorney. Except as set forth in Schedule 4.11, MNL has not given a power of attorney covering any aspect of the Acquired Business, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

(f) Loan Agreements.  Except as set forth in Schedule 4.11, MNL is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise that is secured by or otherwise affects the Acquired Assets or the Acquired Business.

(g) Guarantees.  Except as disclosed on Schedule 4.11, MNL has not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person that would affect the Acquired Business or the Acquired Assets.

(h) Contracts Subject to Renegotiation. MNL is not a party to any contract with any governmental body affecting the Acquired Business which is subject to renegotiation.

(i) Burdensome or Restrictive Agreements. MNL is not a party to nor is it bound by any agreement, deed, lease or other instrument which is so burdensome as to materially affect or impair the operation of the Acquired Business.  Without limiting the generality of the foregoing, MNL is not a party to nor is it bound by any such agreement affecting the Acquired Business requiring MNL to assign any interest in any trade secret or proprietary information, or prohibiting or restricting MNL from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

(j) Other Material Contracts.  MNL has no lease, license, contract or commitment of any nature affecting the Acquired Business involving consideration or other expenditure in excess of $50,000, or involving performance over a period of more than 12 months, or which is otherwise individually material to the operations of the Acquired Business, except as explicitly described in Schedule 4.11 or in any other Schedule.

(k) No Universal Life Policies.  The Acquired Business is not subject to any universal life policies which are modified endowment contracts.

(l) No Default.  MNL is not in default under any Acquired Contract, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of MNL’s obligations or result in the creation of any Lien on any of the Acquired Assets, which default or acceleration would have a Material Adverse Effect on the Acquired Business or the Acquired Assets.  To MNL’s Knowledge, no third party is in default under any Acquired Contract to which MNL is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

4.12 Title to and Condition of Assets

.  MNL has good and marketable title to all the Acquired Assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, “Liens”) except those described in Schedule 4.12, Liens arising under certain insurance policies purchased by MNL in connection with bankruptcies or other insolvencies and, in the case of Real Property, Liens for taxes not yet due, municipal and zoning ordinances and easements for public utilities, none of which interfere with the use of the Acquired Assets as currently utilized or adversely affect the marketability of the Acquired Assets (“Permitted Real Property Liens”).  Except as disclosed on Schedule 4.12, none of the Acquired Assets are subject to any restrictions with respect to the transferability thereof.  Except as disclosed on Schedule 4.12, MNL has complete and unrestricted power and right to sell, assign, convey and deliver the Acquired Assets to NGL as contemplated hereby.  At Closing, NGL will receive good and marketable title to all the Acquired Assets, free and clear of all Liens of any nature whatsoever except those described in Schedule 4.12 and Permitted Real Property Liens.

4.13 Real Property

.  The lease for the real property used by the Acquired Business (the “Leased Real Property”), for which the MNL Sublease will apply, is in full force and effect and has duly issued certificates of occupancy permitting the Leased Real Property and improvements located thereon to be legally used and occupied as the same are now constituted.  All of the Leased Real Property has permanent rights of access to dedicated public highways.  No fact or condition exists which would prohibit or adversely affect the ordinary rights of access to and from the Leased Real Property from and to the existing highways and roads and there is no pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress.  There is not  any claim of adverse possession or prescriptive rights involving any of the Leased Real Property,  any structure located on any Leased Real Property which encroaches on or over the boundaries of neighboring or adjacent properties or  any structure of any other party which encroaches on or over the boundaries of any of such Leased Real Property.  No part of the Leased Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law.  No public improvements have been commenced and to MNL’s Knowledge none are planned which in either case may result in special assessments against or otherwise materially adversely affect the Leased Real Property.  MNL has no Knowledge of any (i) planned or proposed increase in assessed valuations of the Leased Real Property, (ii) Order requiring repair, alteration, or correction of any existing condition affecting the Leased Real Property or the systems or improvements thereat, or (iii) condition or defect which could give rise to an order of the sort referred to in clause (ii) above.

4.14 Condition

.  All Fixed Assets constituting Acquired Assets are in good operating condition and repair (ordinary wear and tear excepted), free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of MNL), and are sufficient to carry on the business of MNL as conducted during the preceding 12 months.

4.15 No Condemnation or Expropriation

.  Neither the whole nor any portion of the Leased Real Property is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any Government Entity with or without payment of compensation therefor, nor to MNL’s Knowledge has any such condemnation, expropriation or taking been proposed.

4.16 Accounts Receivable

.  All accounts receivable and premiums receivable of MNL included in the Acquired Assets represent arm’s length sales actually made in the ordinary course of business; are collectible (net of the reserves shown on the Pro Forma Financial Information for doubtful accounts) in the ordinary course of business without the necessity of commencing legal proceedings; are subject to no counterclaim or setoff; and are not in material dispute.

4.17 Environmental Matters

.  MNL is in compliance with all Environmental Laws  and all codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder with respect to the Subleased Premises.  Except as set forth in Schedule 4.8, there is no litigation nor any demand, claim, hearing or notice of violation pending or, to the Knowledge of MNL, threatened against MNL relating in any way to the Environmental Laws or any Order issued, entered, promulgated or approved thereunder in connection with the Subleased Premises.  Except as set forth in Schedule 4.8, there are no past or present (or, to MNL’s Knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans related to the Subleased Premises which may interfere with or prevent compliance or continued compliance with the Environmental Laws or with any Order issued, entered, promulgated or approved thereunder, or which may give rise to any liability, including, without limitation, liability under CERCLA or similar Laws, or otherwise form the basis of any litigation, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Waste, except for any interference, non-compliance, liability, violation, study or investigation which could not reasonably be expected to have a Material Adverse Effect on the Acquired Assets or the Acquired Business.  No portion of any of the Subleased Premises has been used as a landfill or for storage or landfill of hazardous or toxic materials.  MNL has no Knowledge of any underground storage tanks, or any structural, mechanical, or other defects of material significance affecting the Subleased Premises or the systems or improvements thereat (including, but not limited to, inadequacy for normal use of mechanical systems or disposal or water systems at or serving the Subleased Premises).

4.18 Finders Fees

.  MNL has retained no broker, finder, investment broker or financial advisor in connection with this Agreement for which MNL is liable for the payment of fees or commissions in connection with the transactions contemplated hereby.

4.19 Accuracy of Information

.  To the best of MNL’s Knowledge, any information provided or to be provided in writing by MNL in connection with seeking the approval of the insurance commissioner of any jurisdiction, for presentation to any other Governmental Entity in connection with the transactions contemplated herein, or for inclusion in any filing with any Governmental Entity does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the information not misleading.

4.20 Tax Matters.

(a) Tax Returns Filed.  Except as set forth on Schedule 4.20, all Tax Returns required to be filed by or on behalf of MNL with respect to the Acquired Business or the Acquired Assets have been timely filed and when filed were true and correct in all material respects, and the Taxes shown as due thereon were paid or adequately accrued.  MNL has duly withheld and paid all Taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of MNL.

(b) Other.  Except as set forth in Schedule 4.20, since March 31, 2015, MNL has not made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code.

4.21 Insurance

.  MNL has in effect policies of liability, workers compensation, health and other forms of insurance with respect to the Acquired Business, true and correct copies of which have heretofore been provided to NGL.  All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the Acquired Business and Acquired Assets, of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated; and no such policy (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof.  No notice of cancellation or termination has been received with respect to any such policy, and MNL has no Knowledge of any act or omission of MNL which could result in cancellation of any such policy prior to its scheduled expiration date.  MNL has not been refused any insurance with respect to the Acquired Business or the Acquired Assets nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years.  Since January 1, 2013, all general liability policies maintained by or for the benefit of the Acquired Business have been “occurrence” policies with respect to the Acquired Business or the Acquired Assets and not “claims made” policies.  There is no claim by MNL pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

4.22 Assets Necessary to Conduct Business

.  The Acquired Assets include all property and assets, tangible and intangible, and all leases, licenses and other agreements, which are necessary to permit NGL to carry on, or currently used or held for use in, the Acquired Business as presently conducted.

4.23 Trade Rights

.  Schedule 4.23 lists all Trade Rights of the type described in clauses (a),(b), (c), or (d) of Section 1.108 in which MNL now has any interest and which are used by the Acquired Business, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by MNL, and also indicating which of such Trade Rights are registered.  All Trade Rights shown as registered in Schedule 4.23 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current.  In order to conduct the Acquired Business, as such is currently being conducted or proposed to be conducted, MNL does not require any Trade Rights that it does not already have.  To MNL’s Knowledge, MNL is not infringing and has not infringed any Trade Rights of another in the operation of the Acquired Business, nor is any other person infringing the Trade Rights of MNL.  MNL has not granted any license or made any assignment of any Trade Right listed on Schedule 4.23, and no other person has any right to use any Trade Right owned or held by MNL with respect to the Acquired Business.  MNL does not pay any royalties or other consideration for the right to use any Trade Rights of others.  There is no litigation pending or, to MNL’s Knowledge,  threatened to challenge MNL’s right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of the Acquired Business.  All Trade Rights of the Acquired Business are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of MNL.

5. Representations and Warranties of SSL

.  SSL hereby represents and warrants to NGL, which representations are true and correct on the date hereof, shall be true and correct in all material respects on the Closing Date, subject to Section 19.2, shall be unaffected by any investigation heretofore or hereafter made by NGL, or any Knowledge of NGL, in each case  other than as specifically disclosed in a schedule of exceptions (the “SSL Disclosure Schedules”) delivered at the time of the execution of this Agreement, and shall survive the Closing of the transactions provided for herein for the time period set forth in Section 18.4:

5.1 Organization

.  SSL is a life and health insurance company duly organized and validly existing under the laws of the State of New York.

5.2 Authority

.  The performance of this Agreement will not conflict with or result in the breach or violation of SSL’s Certificate of Incorporation or Bylaws nor violate in any material respect the provisions of any contracts, commitments, or loan document to which SSL is a party or any laws, statutes, local ordinances, regulations, court order, administrative order or ruling.  SSL has all requisite corporate power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by SSL pursuant hereto and to carry out its obligations hereunder or thereunder.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by SSL pursuant hereto and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SSL and this Agreement has been duly executed and delivered by SSL, acting through its authorized officers, and constitutes, and the documents and instruments executed and delivered by SSL pursuant hereto, will constitute the valid and legally binding obligations of SSL, enforceable against it in accordance with their respective terms, except as enforceability may be limited by:   the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, or similar laws affecting the enforcement of creditors’ rights generally;  the availability of the remedies of specific performance or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought; and  the exercise by any court of equitable judicial discretion before which any proceeding may be brought.

5.3 Qualification

.  SSL is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary.

5.4 No Violation

.  Except as set forth on Schedule 5.4, and except with respect to violations, conflicts or the absence of consents which would not have a Material Adverse Effect on the Acquired Assets or the Acquired Business, neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by SSL pursuant hereto, nor the consummation by SSL of the transactions contemplated hereby and thereby  will violate any applicable Law or Order,  except for applicable requirements of the HSR Act and the approval of DFS, will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity, or  subject to obtaining the consents referred to in Schedule 5.4, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of SSL that are part of the Acquired Business, under, any term or provision of the Certificate of Incorporation or Bylaws of SSL or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the SSL Acquired Business may be bound or affected.

5.5 Compliance with Laws

.  SSL is in compliance with all Laws applicable to the Acquired Business or the Acquired Assets, including those applicable to the insurance business (including those laws relating to reserving, marketing, product advertising, investment, financial, claims, underwriting, premium collection and refunding and other practices) except where the failure to be in compliance could not be reasonably expected to have a Material Adverse Effect on the Acquired Business.  SSL is not in violation of any Laws, which violation could reasonably be expected to have a Material Adverse Effect on the Acquired Business.  All reports, returns, and other filings required to be filed by SSL with any Governmental Entity relating to the SSL Acquired Business have been filed (except where the failure to so file could not be reasonably expected to have a Material Adverse Effect on the Acquired Business), and were accurate and complete in all material respects when filed.

5.6 Licenses

.  SSL has all Licenses (including, but not limited to, a license to transact life and health insurance business), and has made all required registrations with any Governmental Entity that are necessary for SSL to transact the Acquired Business.  All such Licenses are in full force and effect and will not be affected or made subject to loss, revocation, cancellation, suspension, limitation or any obligation to reapply for such Licenses as a result of the transactions contemplated in this Agreement.  SSL is and has been in compliance with all such Licenses except for any noncompliance which would not have a Material Adverse Effect. There are no proceedings or investigations pending or, to SSL’s knowledge, threatened, which may result in the revocation, cancellation, suspension, nonrenewal or adverse modification of any such License, except as identified in Schedule 4.8.

5.7 Finders Fees

.  SSL has retained no broker, finder, investment banker or financial advisor in connection with this Agreement.

5.8 Litigation and Proceedings

.  There are no suits, legal proceedings or investigations of any nature pending or, to SSL’s Knowledge, threatened against or affecting it that would have a Material Adverse Effect on SSL’s ability to carry out the transactions contemplated by this Agreement.

5.9 Accuracy of Information

.  To SSL’s Knowledge, any information provided or to be provided in writing by SSL in connection with seeking the approval of the insurance commissioner of any jurisdiction, for presentation to any other governmental or regulatory body in connection with the transactions contemplated herein, or for inclusion in any filing with any governmental or regulatory body does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the information not misleading.

6. Representations and Warranties of NGL

.  NGL hereby represents and warrants to MNL and SSL, which representations are true and correct on the date hereof, shall be true and correct in all material respects on the Closing Date, subject to Section 19.2, shall be unaffected by any investigation heretofore or hereafter made by MNL or SSL, or any Knowledge of MNL or SSL, in each case  other than as specifically disclosed in a schedule of exceptions delivered by NGL to MNL and SSL at the time of the execution of this Agreement (the “NGL Disclosure Schedules”), and shall survive the Closing of the transactions provided for herein for the time period set forth in Section 18.4:

6.1 Organization

.  NGL is a mutual life and health insurance company duly organized and validly existing under the laws of the State of Wisconsin.

6.2 Authority

.  The performance of this Agreement will not conflict with or result in the breach or violation of NGL’s Articles of Incorporation or Bylaws nor violate in any material respect the provisions of any contracts, commitments, or loan document to which NGL is a party or any laws, statutes, local ordinances, regulations, court order, administrative order or ruling.  NGL has all requisite corporate power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by NGL pursuant hereto and to carry out its obligations hereunder or thereunder.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by NGL pursuant hereto and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of NGL and this Agreement has been duly executed and delivered by NGL, acting through its authorized officers, and constitutes, and the documents and instruments executed and delivered by NGL pursuant hereto, will constitute the valid and legally binding obligations of NGL, enforceable against it in accordance with their respective terms, except as enforceability may be limited by:   the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, or similar laws affecting the enforcement of creditors’ rights generally;  the availability of the remedies of specific performance or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought; and  the exercise by any court of equitable judicial discretion before which any proceeding may be brought.

6.3 Finders Fees

.  NGL has retained no broker, finder, investment banker or financial advisor except Fletcher Financial, Inc. in connection with this Agreement.  NGL is solely liable for the payment of any and all fees or commission in connection therewith.  NGL shall pay all such sums in a timely manner.

6.4 Licenses

.  NGL has all licenses (including, but not limited to, a license to transact life and health insurance business), permits, orders or approvals of, and has made all required registrations with any federal or state governmental or regulatory body (including all state insurance departments) that are necessary for NGL to own the Acquired Assets and transact the Acquired Business after the Closing Date.

6.5 Litigation and Proceedings

.  There are no suits, legal proceedings or investigations of any nature pending or, to NGL’s Knowledge, threatened against or affecting it that would have a Material Adverse Effect on NGL’s ability to consummate the transactions contemplated by this Agreement.

6.6 Accuracy of Information

.  To NGL’s Knowledge, any information provided or to be provided in writing by NGL in connection with seeking the approval of the insurance commissioner of any jurisdiction, for presentation to any other governmental or regulatory body in connection with the transactions contemplated herein, or for inclusion in any filing with any governmental or regulatory body, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the information not misleading.

6.7 No Violation

.  Except as set forth on Schedule 6.7 and except with respect to violations, conflicts or the absence of consents which would not have a Material Adverse Effect on the Acquired Assets or the Acquired Business, neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by NGL pursuant hereto, nor the consummation by NGL of the transactions contemplated hereby and thereby  will violate any applicable Law or Order,  except for applicable requirements of the HSR Act and the approval of the OCI, will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity, or  subject to obtaining the consents referred to in Schedule 6.7, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any term or provision of the Articles of Incorporation or Bylaws of NGL or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which NGL is a party or by which NGL or any of its assets or properties may be bound or affected

6.8 Compliance with Laws

.  NGL is in compliance with all applicable Laws, including those applicable to the insurance business (including those laws relating to reserving, marketing, product advertising, investment, financial, claims, underwriting, premium collection and refunding and other practices), employment, occupational safety and health, retirement and labor relations, and the environment, except where the failure to be in compliance could not be reasonably expected to have a Material Adverse Effect on the Acquired Business.  NGL is not in violation of any Laws, which violation could reasonably be expected to have a Material Adverse Effect on the Acquired Business or the Acquired Assets.  All reports, returns, and other filings required to be filed by NGL with any Governmental Entity have been filed (except where the failure to so file could not be reasonably expected to have a Material Adverse Effect on the Acquired Business or the Acquired Assets), and were accurate and complete in all material respects when filed.

7. Representations and Covenants of the Parties Regarding Employment

.

7.1 MNL’s Representations

.  MNL hereby represents, warrants, covenants, and agrees with NGL as follows:

(a) MNL is not a party to any collective bargaining agreement which applies to Group Employees and there is no certified or recognized collective bargaining agent for any Group Employees.  No claim of representation (as such term is defined in the National Labor Relations Act) is being made, no representation proceeding is pending or, to the best of MNL’s Knowledge, threatened, and no organizing campaign is in progress or, to the best of MNL’s Knowledge, threatened, involving the Group Employees.  MNL is in compliance with all Laws applicable to the Group Employees, including Laws relating to employment, occupational safety and health, retirement and labor relations, except where the failure to be in compliance could not be reasonably expected to have a Material Adverse Effect on the Acquired Business or the Acquired Assets.

(b) With respect to the Group Employees, MNL has not:

(i) made any commitments, oral or in writing or otherwise, to any current or former officer, director, or employee regarding lifetime employment or employment for any specified time period or retention as a consultant;

(ii) except as set forth on Schedule 7.1(b)(ii), been advised by any current or former officer, director, or employee that such person is asserting or will be asserting a claim for breach of contract, breach of implied covenant of good faith and fair dealing, wrongful termination, violation of public policy, negligent termination, or other claim based in tort or contract and relating to such person’s employment or termination from employment;

(iii) except as set forth on Schedule 7.1(b)(iii), been advised that it has been charged with, or deemed to be in violation of, any federal, state, or local law that prohibits discrimination on the basis of sex, race, color, religion, national origin, status as a handicapped individual, disability, marital status, status as a Vietnam era veteran or a disabled veteran, or sexual preference;

(iv) taken any action to create, or failed to take action to prevent the creation of, enhanced rights or benefits for all or some of the Group Employees based in whole or in part on the consummation of the transactions contemplated by this Agreement.

(c) The participation in all Plans of all Group Employees who are terminated as a result of the transaction shall terminate on the Closing Date except for continuation coverage provided to any Group Employee pursuant to COBRA.  MNL makes no representations as to whether any Group Employee will accept employment with NGL.

(d) MNL shall be solely responsible for all severance payments to Group Employees (regardless of whether or not such Group Employees are employed by NGL and any other related costs or expenses that may be triggered by the consummation of the transactions contemplated by this Agreement.

(e) Employee Benefit Plans.

(i) Disclosure.  Schedule 7.1(e)(i) sets forth all Plans.  True and correct copies of all the Plans, including all amendments thereto, have been made available heretofore to NGL. Neither MNL nor any ERISA Affiliate of MNL contributes to, ever has contributed to, or ever has been required to contribute to any pension plan (as defined in ERISA § 3(2) subject to the minimum funding standards of Code § 412 and/or any multiemployer plan (as defined in ERISA § 3(37)(A)), and neither MNL nor any ERISA Affiliate of Seller has any liability (including withdrawal liability) under or with respect to any pension plan and/or multiemployer plan.  For purposes of this Agreement, the term “ERISA Affiliate of Seller” shall mean any other entity or person whose employees would, along with the employees of MNL, be treated as employed by a single employer under Code § 414(b), (c), (m) or (o), and/or under Sections 210 and/or 4001 of ERISA.

(ii) Payments and Compliance.  With respect to each Plan,  all payments due from MNL to date have been made and all amounts properly accrued to date as liabilities of MNL which have not been paid have been properly recorded on the books of MNL and are reflected in the Pro Forma Financial Information;  MNL has complied with, and each such Plan conforms in form and operation to, all applicable Laws, including but not limited to ERISA and the Code, in all respects and all reports and information relating to such Plan required to be filed with any Governmental Entity have been timely filed;  all reports and information relating to each such Plan required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided;  each such Plan which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption;  there are no actions, suits or claims pending (other than routine claims for benefits) or threatened with respect to such Plan or against the assets of such Plan; and  no Plan is a plan which is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

(f) Employment Compensation.  MNL has previously provided NGL with a schedule setting forth complete and accurate compensation information for the Group Employees, including, without limitation, the Base Pay for each employee.

7.2 Covenants

.  The Parties covenant as follows:

(a) NGL shall offer employment, to become effective at 12:01 a.m., local time on the day after the Closing Date, to all of the Group Employees on terms including (i) base pay of at least one hundred percent (100%) of the base pay paid by MNL as of March 26, 2015 and (ii) benefits as set forth on the schedule of benefits (including the health premium subsidies identified thereon) provided to MNL’s counsel prior to Closing.  Subject to the commitment to offer employment to the Group Employees, any and all decisions regarding which of the employees performing work related to the Acquired Business are to be offered employment by NGL are solely the decisions of NGL, and NGL shall comply with all applicable Laws in making such decisions.  The Parties have agreed that, based on MNL’s description of the Acquired Business and MNL’s description of the number of Group Employees that currently work on the Acquired Business, the Group Employees listed on Schedule 1.37 represent substantially all of the MNL employees working on the Acquired Business.

(b) NGL has offered employment agreements, containing noncompete provisions as well as hiring bonuses, to those Group Employees identified on Schedule 7.2(b) (the “Key Employees”), and on the date hereof, all of such Key Employees have executed such agreements.

(c) MNL will use its commercially reasonable best efforts to encourage the Group Employees to accept such employment.  To the extent it is legally entitled to do so, MNL will terminate the employment of any Group Employee who declines employment with NGL.

(d) MNL will promptly pay, at MNL’s expense, any severance benefits and other accrued benefits to Group Employees which are due and payable as a result of the Closing of the transactions contemplated herein.

(e) NGL shall add those Group Employees who have accepted offers of employment from NGL to its payroll system on the Closing Date.  Nothing in this Agreement shall be construed as limiting in any way the right of NGL after the Closing Date to terminate the employment of any Group Employee at any time, to change his or her salary or wages or to modify benefits or other terms and conditions of employment of Group Employees.

8. Reinsurance Agreements

.  MNL represents and warrants that the only reinsurance agreements under which MNL has ceded any portion of the Acquired Business are the Reinsurance Agreements.

9. Covenants of MNL Pending the Closing Date

.  MNL hereby covenants that, prior to the Closing or the earlier termination of this Agreement, and except as otherwise consented to in writing by an officer of NGL:

9.1 Access to Information

.  MNL shall give to NGL and to NGL’s Representatives access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments, and records of MNL relating to the Acquired Business and the Acquired Assets; provided, such access shall not unduly interfere with the normal business operations of MNL.  During such period, MNL shall furnish to NGL all such information concerning the Acquired Business and the Acquired Assets as NGL may reasonably request.  Pending the Closing hereunder, NGL and NGL’s Representatives will preserve the confidentiality of any such properties, books, contracts, commitments, records, and information inspected or obtained from MNL, will not itself use (other than for evaluating the transactions contemplated by this Agreement) or voluntarily disclose to or permit the use by others of, any information derived therefrom, and, if no Closing occurs, will promptly return to MNL or destroy all written material previously delivered, provided or made accessible, including copies of all such written material and compilations and notes thereof.  If NGL elects to destroy such information and upon the written request of MNL, NGL shall certify that such information has been destroyed.

9.2 Conduct of Acquired Business

.  Except as specifically provided herein, MNL shall conduct the business related to the Acquired Business and the Acquired Assets only in the ordinary course.

9.3 Transfers of Properties

.  Except as contemplated hereunder, and except in the ordinary course, MNL will not sell, transfer, otherwise dispose of, or encumber any of the Acquired Business or the Acquired Assets.

9.4 Reinsurance; Underwriting and Investment Policies

.  Except as contemplated by this Agreement, MNL shall not change its reinsurance, underwriting, or investment policies with respect to the Acquired Business or the Acquired Assets.

9.5 Insurance

.  MNL shall maintain, in effect, through the Closing Date, insurance coverage against loss of or damage to the Fixed Assets and against the liabilities and risks of the Fixed Assets in amounts and kinds not less favorable than those currently in effect.

9.6 Network Agreements

.  If requested by NGL, MNL shall use commercially reasonable efforts to cause NGL to be added to each Network Agreement effective as of the Closing Date.

9.7 HSR Filing

.  Within ten (10) business days after the date hereof, MNL shall file with the Federal Trade Commission and Antitrust Division of the Department of Justice any notification and report required by the HSR Act and the rules and regulations promulgated thereunder in connection with NGL’s acquisition of the Acquired Business and the Acquired Assets and, in the event that any additional filings are required, shall promptly file any supplemental information which may be requested in connection therewith.  MNL shall be solely responsible for paying all costs and expenses incurred by MNL in satisfying the covenants set forth in this Section 9.7 and one-half of the filing fee imposed under the HSR Act, if applicable.

9.8 Approvals

.  MNL will use commercially reasonable efforts to obtain all regulatory approvals that are required by it to consummate the transactions contemplated by this Agreement, including, but not limited to, approval or non-disapproval from OCI and the insurance departments of other states or jurisdictions.  As soon as possible after the execution of this Agreement but in no event later than ten (10) business days thereafter, MNL shall file all required applications for regulatory approval and appropriate filing fees in each jurisdiction in which regulatory approval is required for the consummation of the transactions contemplated by this Agreement.  Without limiting the foregoing, MNL will file with the appropriate regulatory authority any required Notice of Cessation of Business.

9.9 Other Consents

.  For a period beginning on the date of this Agreement and ending on the second anniversary of the Closing Date, MNL will in good faith assist NGL in obtaining any other approvals or consents that may be necessary for the consummation of the transactions contemplated by this Agreement.  MNL will use commercially reasonable efforts to obtain consent of each party to an Acquired Contract whose consent is required to assign such Acquired Contract to NGL.  If MNL is unable to secure such consent on terms acceptable to NGL in its sole discretion, MNL shall not be required to assign and NGL shall not be required to assume performance of such Acquired Contract.  If any Acquired Contract is unilaterally canceled by a party other than MNL prior to the Closing Date, legal rights, if any, accruing to MNL by virtue of such unilateral cancellation shall be assigned by MNL to NGL at the Closing.

9.10 Compliance with Law

.  MNL will use commercially reasonable efforts to comply in all material respects with all Laws of any Governmental Entities applicable to the Acquired Business or the Acquired Assets.

9.11 Continued Effectiveness of Representations and Warranties of MNL

.  From the date hereof through the Closing Date, MNL shall use commercially reasonable efforts to conduct the Acquired Business in such a manner so that the representations and warranties contained in Section 4 shall continue to be true and accurate in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

10. Covenants of SSL Pending the Closing Date

.  SSL hereby covenants that, prior to the Closing or the earlier termination of this Agreement and except as otherwise consented to in writing by an officer of NGL:

10.1 Approvals

.  SSL will use commercially reasonable efforts to obtain all regulatory approvals that are required to consummate the transactions contemplated by this Agreement, including but not limited to approval from DFS and the insurance departments of other states or jurisdictions.  As soon as possible after the execution of this Agreement but in no event later than ten (10) business days thereafter, SSL shall file all required applications for regulatory approval and appropriate filing fees in each jurisdiction in which regulatory approval is required for the consummation of the transactions contemplated by this Agreement.

10.2 HSR Filing

.  Within ten (10) business days after the date hereof, SSL shall file with the Federal Trade Commission and Antitrust Division of the Department of Justice any notification and report required by the HSR Act and the rules and regulations promulgated thereunder in connection with NGL’s acquisition of the Acquired Business and the Acquired Assets and, in the event that any additional filings are required, shall promptly file any supplemental information which may be requested in connection therewith.

10.3 Cooperation

.  SSL shall provide to NGL all information or assistance reasonably requested by NGL to consummate the transactions contemplated hereby.  SSL shall cooperate with NGL and shall use commercially reasonable efforts to assist NGL in obtaining all consents to the assignment of the Acquired Contracts.

10.4 Adverse Rulings

.  SSL shall promptly notify NGL of any final, adverse regulatory ruling that, in the good faith judgment of SSL or its counsel, would prevent or delay the consummation of the transactions contemplated hereby.

10.5 Continued Effectiveness of Representations and Warranties of SSL

.  From the date hereof through the Closing Date, SSL shall use commercially reasonable efforts to conduct its business in such a manner so that the representations and warranties contained in Section 5 shall continue to be true and accurate in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

11. Covenants of NGL Pending the Closing Date

.  NGL hereby covenants that, prior to the Closing or the earlier termination of this Agreement and except as otherwise consented to in writing by an officer of MNL:

11.1 Approvals

.  NGL will use commercially reasonable efforts to assist MNL in obtaining the approval of the appropriate regulatory authorities in such jurisdictions as are necessary for the consummation of the transactions contemplated by this Agreement, including, but not limited to, approval or non-disapproval from OCI and the insurance departments of other states or jurisdictions.  NGL will use commercially reasonable efforts to obtain all regulatory approvals that are required by it to consummate the transactions contemplated by this Agreement.  As soon as possible after the execution of this Agreement but in no event later than ten (10) business days thereafter, NGL shall file all required applications for regulatory approval and appropriate filing fees in each jurisdiction in which regulatory approval is required for the consummation of the transactions contemplated by this Agreement.

11.2 HSR Filing

.  Within ten (10) business days after the date hereof, NGL shall file with the Federal Trade Commission and Antitrust Division of the Department of Justice any notification and report required by the HSR Act and the rules and regulations promulgated thereunder in connection with NGL’s acquisition of the Acquired Business and the Acquired Assets and, in the event that any additional filings are required, shall promptly file any supplemental information which may be requested in connection therewith.  NGL shall be solely responsible for paying all costs and expenses incurred by NGL in satisfying the obligations under Section 11.2 and one-half of the filing fees imposed under the HSR Act, if applicable.

11.3 Cooperation

.  NGL shall provide to MNL all information or assistance reasonably requested by MNL to consummate the transactions contemplated hereby.  NGL shall cooperate with MNL and shall use commercially reasonable efforts to assist MNL in obtaining all consents to the assignment of the Acquired Contracts.

11.4 Adverse Rulings

.  NGL shall promptly notify MNL of any final, adverse regulatory ruling that, in the good faith judgment of NGL or its counsel, would prevent or delay the consummation of the transactions contemplated hereby.

11.5 Continued Effectiveness of Representations and Warranties of NGL

.  From the date hereof through the Closing Date, NGL shall use commercially reasonable efforts to conduct its business in such a manner so that the representations and warranties contained in Section 6 shall continue to be true and accurate in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

12. Conditions to Obligations of MNL

.  The obligations of MNL hereunder are, at the option of MNL, subject to the conditions that, on the Closing Date:

12.1 Accuracy of Representations and Warranties

.  The representations and warranties made by NGL herein shall be true and correct in all material respects on the Closing Date and shall be confirmed in writing at the Closing by the President of NGL.

12.2 Performance by NGL

.  All covenants and agreements in this Agreement to be complied with and performed by NGL on or before the Closing Date shall have been complied with and performed in all material respects, including, without limitation, the delivery of each of the items to be delivered to MNL under Section 15 hereof.

12.3 Legal Challenge

.  No suit, action, or other proceeding shall be pending before any Governmental Entity, and no claim shall have been asserted, in which it is or will be sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

12.4 Approvals

.  NGL, SSL, and MNL shall have obtained all necessary approvals or non-disapprovals from OCI and from other applicable regulatory bodies of the appropriate jurisdictions for the consummation of the transactions contemplated by this Agreement.  The applicable waiting period under the HSR Act and the rules and regulations promulgated thereunder shall have expired or early termination of the waiting period shall have been approved by the appropriate regulatory authority.

12.5 Non-Performance

.  If any of the conditions contained in this Section 12 shall not be fulfilled or performed on or before August 31, 2015 to the reasonable satisfaction of MNL, MNL may, by written notice to NGL, terminate its obligations hereunder and where the non-performance or nonfulfillment of a condition is as a result of a breach of any covenant, representation, or warranty on the part of NGL herein contained, may bring an action against NGL for damages suffered by MNL, provided that any of the said conditions may be waived in whole or in part by MNL, in its sole and absolute discretion, without prejudice to any claims it may have for breach of a covenant, representation, or warranty; provided, further, that prior to terminating this Agreement, MNL will give written notice to NGL of NGL’s failure to satisfy such condition and specifying the nature of such failure, and NGL shall have a period of thirty (30) days after such notice is received to cure such failure to the reasonable satisfaction of MNL, and if the failure is cured, then MNL will not have the right to terminate this Agreement under this Section 12.5.

13. Conditions to Obligations of SSL

.  The obligations of SSL hereunder are, at the option of SSL, subject to the conditions that, on the Closing Date:

13.1 Accuracy of Representations and Warranties

.  The representations and warranties made by NGL herein shall be true and correct in all material respects on the Closing Date and shall be confirmed in writing at the Closing by the President of NGL.

13.2 Performance by NGL

.  All covenants and agreements in this Agreement to be complied with and performed by NGL on or before the Closing Date shall have been complied with and performed in all material respects, including, without limitation, the delivery of each of the items to be delivered to SSL under Section 15 hereof.

13.3 Legal Challenge

.  No suit, action, or other proceeding shall be pending before any Governmental Entity, and no claim shall have been asserted, in which it is or will be sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

13.4 Approvals

.  NGL, SSL, and MNL shall have obtained all necessary approvals or non-disapproval from OCI and from other applicable regulatory bodies of the appropriate jurisdictions for the consummation of the transactions contemplated by this Agreement.  The applicable waiting period under the HSR Act and the rules and regulations promulgated thereunder shall have expired or early termination of the waiting period shall have been approved by the appropriate regulatory authority.

13.5 Non-Performance

.  If any of the conditions contained in this Section 13 shall not be fulfilled or performed on or before August 31, 2015 to the reasonable satisfaction of SSL, SSL may, by written notice to NGL, terminate its obligations hereunder and where the non-performance or nonfulfillment of a condition is as a result of a breach of any covenant, representation, or warranty on the part of NGL herein contained, may bring an action against NGL for damages suffered by SSL, provided that any of the said conditions may be waived in whole or in part by SSL, in its sole and absolute discretion, without prejudice to any claims it may have for breach of a covenant, representation, or warranty; provided, further, that prior to terminating this Agreement, SSL will give written notice to NGL of NGL’s failure to satisfy such condition and specifying the nature of such failure, and NGL shall have a period of thirty (30) days after such notice is received to cure such failure to the reasonable satisfaction of SSL, and if the failure is cured, then SSL will not have the right to terminate this Agreement under this Section 13.5.

14. Conditions to Obligations of NGL

.  The obligations of NGL hereunder are, at the option of NGL, subject to the conditions that, on the Closing Date:

14.1 Accuracy of Representations and Warranties

.  The representations and warranties, made by MNL and SSL herein shall be true and correct in all material respects on the Closing Date and shall be confirmed in writing at the Closing by the President of each of MNL and SSL.

14.2 Performance by MNL and SSL

.  All covenants and agreements in this Agreement to be complied with and performed by MNL and SSL on or before the Closing Date shall have been complied with and performed in all material respects, including, without limitation, the delivery of each of the items to be delivered to NGL under Section 15 hereof.

14.3 Legal Challenge

.  No suit, action, or other proceeding shall be pending before any Governmental Entity, and no claim shall have been asserted, in which it is or will be sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

14.4 Approvals

.  NGL, SSL, and MNL shall have obtained all necessary approvals or non-disapproval from OCI and from other applicable regulatory bodies of the appropriate jurisdictions for the consummation of the transactions contemplated by this Agreement.  The applicable waiting period under the HSR Act and the rules and regulations promulgated thereunder shall have expired or early termination of the waiting period shall have been approved by the appropriate regulatory authority.  MNL and SSL shall have filed with the appropriate regulatory authorities any required Notice of Cessation of Business.

14.5 Consents

.  NGL shall have received the Required Closing Consents in a form reasonably satisfactory.

14.6 LifePro License

.  NGL shall have obtained a fully paid up, perpetual license to use LifePro to administer the Acquired Business and the Acquired Assets in the same manner, and with the same (or superior) rights to maintenance and support, as were held by MNL prior to the Closing.

14.7 Key Employees

.  At least eight of the Key Employees shall have executed and delivered employment agreements referred to in Section 7.2(b) and shall not have revoked or otherwise terminated such employment agreements prior to Closing.

14.8 Non-Performance

.  If any of the conditions contained in this Section 14 shall not be fulfilled or performed on or before August 31, 2015 to the reasonable satisfaction of NGL, NGL may, by written notice to MNL and SSL, terminate all its obligations hereunder and where the non-performance or nonfulfillment of a condition is as a result of a breach of any covenant, representation, or warranty on the part of MNL or SSL herein contained, may bring an action against MNL or SSL, as the case may be, for damages suffered by NGL, provided that any of the said conditions may be waived in whole or in part by NGL, in its sole and absolute discretion, without prejudice to any claims it may have for breach of covenant, representation, or warranty; provided, further, that prior to terminating this Agreement, NGL will give written notice to MNL and SSL of MNL’s or SSL’s failure to satisfy such condition and specifying the nature of such failure, and MNL and/or SSL shall have a period of thirty (30) days after such notice is received to cure such failure to the reasonable satisfaction of NGL, and if the failure is cured, then NGL will not have the right to terminate this Agreement under this Section 14.8.

14.9 Material Adverse Effect Changes

.  There shall not have been any change which results in a Material Adverse Effect.

15. Actions at Closing, Further Assurances.

15.1 Actions by MNL

.  At the Closing, MNL shall deliver to NGL:

(a) A certificate of an officer of MNL (A) attesting that he or she has caused a reasonable examination to be made into all matters affecting the warranties and representations of MNL set forth herein; (B) attesting, to his or her Knowledge, that as of the Closing Date each of the representations and warranties of MNL contained herein (as may be supplemented under Section 19.2) is true in all material respects, and (C) attesting that MNL has performed in all material respects all of the covenants and agreements to be performed by it under this Agreement from the date hereof through the Closing Date;

(b) A certified copy of the resolutions of MNL by which the Board of Directors of MNL and the Shareholder of MNL authorized execution and delivery of this Agreement, the agreements that are to be delivered to NGL hereunder, and the consummation of the transactions contemplated hereby and thereby;

(c) Such instruments of sale, transfer, conveyance, and assignment for the Acquired Assets and the Acquired Business as NGL and its counsel may reasonably request;

(d) Executed assignments of the Acquired Contracts;

(e) An executed office sublease (the “MNL Sublease”) in a form reasonably acceptable to NGL, pursuant to which NGL will have the right to use the offices currently being leased by MNL for the Acquired Business and the Acquired Assets (the “Subleased Premises”), and whereby the Subleased Premises is adequately separated (as reasonably mutually agreed by the Parties) from the remaining MNL space so that the Parties can protect the privacy and integrity of their data, records and people in compliance with applicable state insurance regulatory requirements and Laws provided that all costs for such separation beyond the first $40,000 paid by MNL associated with modifying the Subleased Premises to include separate floor-to-ceiling walls for the Acquired Business and the Retained Business will be shared equally between NGL and MNL;

(f) The executed MNL Coinsurance Agreement;

(g) The executed MNL Trust Agreement;

(h) The SIP License Agreement;

(i) The executed Temporary Services Agreement;

(j) The MNL Assignments executed by MNL and the counterparty consenting to the assignment; and

(k) Such other documents as may be necessary or appropriate, in the reasonable opinion of NGL or its counsel, to evidence the authorization of and to effect the purchase and sale of the Acquired Assets and the Acquired Business and to effect the other transactions contemplated by this Agreement.

15.2 Actions by SSL

.  At the Closing, SSL shall deliver to NGL:

(a) A certificate of an officer of SSL (A) attesting that he or she has caused a reasonable examination to be made into all matters affecting the warranties and representations of SSL set forth herein; (B) attesting, to his or her Knowledge, that as of the Closing Date each of the representations and warranties of SSL contained herein (as may be supplemented under Section 19.2) is true in all material respects, and (C) attesting that SSL has performed in all material respects all of the covenants and agreements to be performed by it under this Agreement from the date hereof through the Closing Date;

(b) A certified copy of the resolutions by which the Board of Directors of SSL approved the execution and delivery of this Agreement, the agreements that are to be delivered to NGL hereunder, and the transactions contemplated hereby and thereby;

(c) The executed SSL Coinsurance Agreement;

(d) The executed SSL Trust Agreement; and

(e) The SSL Assignments executed by SSL and the counterparty consenting to the assignment.

15.3 Actions by NGL

.  At the Closing, NGL shall deliver to MNL and SSL:

(a) At the Closing, NGL shall deliver to MNL and SSL:

(i) A certificate of an officer of NGL (A) attesting that he or she has caused a reasonable examination to be made into all matters affecting the warranties and representations of NGL set forth herein; (B) attesting, to his or her Knowledge, that as of the Closing Date each of the representations and warranties of NGL contained herein (as may be supplemented under Section 19.2) is true in all material respects, and (C) attesting that NGL has performed in all material respects all of the covenants and agreements to be performed by it under this Agreement from the date hereof through the Closing Date;and

(ii) A certified copy of the resolutions by which the Board of Directors of NGL approved the execution and delivery of this Agreement, the agreements that are to be delivered to MNL and SSL hereunder, and the transactions contemplated hereby and thereby.

(b) At the Closing, NGL shall deliver to MNL:

(i) The Purchase Price by wire transfer of immediately available funds to an account designated by MNL at least two days prior to the Closing Date;

(ii) The assumptions of the Acquired Contracts to which MNL is a party and other Assumed Obligations executed by NGL;

(iii) The MNL Sublease executed by NGL, which shall be in a form reasonably satisfactory to MNL;

(iv) The MNL Coinsurance Agreement executed by NGL;

(v) The MNL Trust Agreement executed by NGL;

(vi) The SIP License Agreement executed by NGL;

(vii) The Temporary Services Agreement executed by NGL; and

(viii) Such other documents as may be necessary or appropriate, in the reasonable opinion of MNL or its counsel, to evidence the authorization of, and to effect the sale and purchase of the Acquired Assets and the Acquired Business and the other transactions contemplated by this Agreement.

(c) At the Closing, NGL shall deliver to SSL:

(i) The  executed SSL Coinsurance Agreement;

(ii)  The assumptions of the Acquired Contracts to which SSL is a party;

(iii) The SSL Trust Agreement executed by NGL;

(iv) The SSL Assignments executed by NGL; and

(v) Such other documents as may be necessary or appropriate, in the reasonable opinion of SSL or its counsel, to evidence the authorization of, and to effect the sale and purchase of the Acquired Assets and the Acquired Business and the other transactions contemplated by this Agreement.

16. Post-Closing Covenants

.  Each Party, as applicable, severally and not jointly, hereby covenants and agrees that:

16.1 Transfer of Acquired Insurance Liabilities

.  The Parties shall use commercially reasonable efforts to:  (i) bifurcate any Reinsurance Agreement which applies to both the Acquired Insurance Liabilities and to the MNL Retained Business or the SSL Retained Business, as applicable, and to arrange for NGL to become the contract party to the portion which applies to the Acquired Insurance Liabilities; and (ii)  to seek replacement of MNL or SSL, as applicable, with NGL as the contract party to any Reinsurance Agreement which applies solely to the Acquired Insurance Liabilities and to modify such Reinsurance Agreements in any manner that NGL, in its reasonable discretion, deems prudent.  To the extent that the Acquired Insurance Liabilities are coinsured with one or more third parties, MNL will use commercially reasonable efforts to obtain any required consent of such coinsurers to permit NGL to become a direct party to such coinsurance arrangement.  Absent such consent, NGL shall reinsure the risk position of MNL or SSL in such arrangement.  NGL shall have the right, but not the obligation, to cause the Acquired Insurance Liabilities directly written by MNL to be one hundred percent (100%) written or otherwise contracted for directly by NGL or an Affiliate of NGL and thereby removed from the Acquired Insurance Liabilities covered by the Coinsurance Agreements.  MNL and SSL shall use commercially reasonable efforts to assist NGL in NGL’s writing of or contracting for renewals of such Acquired Insurance Liabilities.

16.2 Tax Matters

.  MNL agrees to pay all sales and use taxes related to the transactions contemplated by this Agreement.  NGL agrees to make available to MNL and SSL for inspection and copying all books and records of NGL related to the Acquired Insurance Liabilities, at MNL’s or SSL’s expense, if MNL or SSL is audited by any federal or state authority related to Taxes.  NGL shall also make available to MNL or SSL for inspection and copying all books and records of NGL related to the Acquired Assets and the Acquired Business, at MNL’s or SSL’s expense, in the event of any audit or other dispute related to Taxes.

16.3 Purchase Price Allocation

.  NGL shall, as soon as practicable following the Closing Date, provide MNL with a joint certificate reflecting NGL’s determination of the allocation of the Purchase Price to the Acquired Assets, whereupon if MNL reasonably agrees to such determination, shall execute such joint certificate and the Parties shall each file Internal Revenue Service Form 8594 in a timely manner in accordance with the allocation set forth in such joint certificate.  The Purchase Price shall be allocated for all reporting purposes (including financial accounting and federal and state income tax purposes) in accordance with the individual values of the Acquired Assets as set forth on such joint certificate in a manner consistent with Section 1060 of the Code.  Neither NGL nor MNL shall take a position in any Tax Return, or examination or other administrative or judicial proceeding relating to any Tax Return, that is inconsistent with such allocation.

16.4 Further Assurances

.  In case at any time after the Closing, any further actions are necessary or desirable to carry out the purposes of this Agreement or any of the other documents entered into in connection herewith or attached hereto, each of the Parties will take such reasonable further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 18).

17. Events of Termination.

17.1 If, after exercise of the Parties’ commercially reasonable efforts, one or more of the regulatory approvals required for the consummation of the transactions contemplated by this Agreement shall have been formally and finally denied and disapproval received, then any Party may, by written notice to the other Party, terminate this Agreement.

17.2 This Agreement may be terminated by MNL under Sections 12.5 or 19.2, by SSL under Sections 13.5 or 19.2 and by NGL under Sections 14.8 or 19.2.

17.3 This Agreement may be terminated at any time by mutual agreement of the Parties in writing.

18. Indemnification.

18.1 General Indemnification.

(a) By MNL.  By execution of this Agreement and subject to the limitations set forth in Section 18.4, MNL hereby agrees to indemnify NGL and hold NGL harmless against and in respect of any and all losses, liabilities, costs, expenses, or damages (including, without limitation, judgments and settlement payments) (collectively, “Damages”):

(i) incurred by NGL directly or indirectly incident to, arising in connection with, resulting from, or relating to any misrepresentation, inaccuracy, or breach of a representation or warranty in any material respect, or nonperformance of a covenant, by MNL made or contained in this Agreement or in any Schedule, certificate, or other document executed and delivered by MNL to NGL under or pursuant to this Agreement or the transactions contemplated herein;

(ii) incurred by NGL directly or indirectly incident to, arising in connection with, resulting from, or relating to any of the Retained Assets or MNL Retained Business; and

(iii) incurred by NGL in claiming, contesting, or remedying any breach, misrepresentation, non-performance, inaccuracy, or other matter described above, or in enforcing its right of indemnification hereunder, including, by way of illustration and not limitation, all accounting, and other professional fees and expenses (including reasonable attorneys’ fees), filing fees, collection costs, and all fees, costs, and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in Damages.

(b) By SSL.  By execution of this Agreement and subject to the limitations set forth in Section 18.4, SSL hereby agrees to indemnify NGL and hold NGL harmless against and in respect of any and all Damages:

(i) incurred by NGL directly or indirectly incident to, arising in connection with, resulting from, or relating to any misrepresentation, inaccuracy, or breach of a representation or warranty in any material respect, or nonperformance of a covenant, by SSL made or contained in this Agreement or in any Schedule, certificate, or other document executed and delivered by SSL to NGL under or pursuant to this Agreement or the transactions contemplated herein;

(ii) incurred by NGL directly or indirectly incident to, arising in connection with, resulting from, or relating to the SSL Retained Business; and

(iii) incurred by NGL in claiming, contesting, or remedying any breach, misrepresentation, non-performance, inaccuracy, or other matter described above, or in enforcing its right of indemnification hereunder, including, by way of illustration and not limitation, all accounting, and other professional fees and expenses (including reasonable attorneys’ fees), filing fees, collection costs, and all fees, costs, and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in Damages.

(c) By NGL.  By execution of this Agreement, NGL agrees to indemnify MNL or SSL, as the case may be (collectively, the “Seller Indemnified Parties”) and hold each of the Seller Indemnified Parties harmless from and against and in respect of any and all Damages:

(i) incurred by either of the Seller Indemnified Parties directly or indirectly incident to, arising in connection with, resulting from, or relating to any misrepresentation, inaccuracy or breach of a representation or warranty in any material respect, non-performance of a covenant by NGL made or contained in this Agreement or in any Schedule, certificate, or document executed and delivered to the Seller Indemnified Parties by or on behalf of NGL under or pursuant to this Agreement or the transactions contemplated herein;

(ii) incurred by either of the Seller Indemnified Parties directly or indirectly incident to, arising in connection with, resulting from, or relating to any of the Assumed Obligations, or the Acquired Business or the Acquired Assets after the Closing Date; and

(iii) incurred by either of the Seller Indemnified Parties in claiming, contesting, or remedying any breach, misrepresentation, non-performance, inaccuracy, or other matter described above, or in enforcing its right of indemnification hereunder, including, by way of illustration and not limitation, all accounting, and other professional fees and expenses (including reasonable attorneys’ fees), filing fees, collection costs, and all fees, costs, and expenses incurred in defending claims which, if successfully prosecuted would have resulted in Damages.

18.2 Specific Indemnifications

.

(a) In addition to the general indemnification provided by MNL to NGL pursuant to Section 18.1, MNL hereby agrees to specifically indemnify NGL and hold NGL harmless against and in respect of any and all Damages:

(i) incurred by NGL directly or indirectly incident to, arising in connection with, resulting from, or relating to any litigation, proceeding or other matter identified in Schedule 7.1(b)(ii) and Schedule 7.1(b)(iii); and

(ii) incurred by NGL directly or indirectly incident to, arising in connection with, resulting from, or relating to any claims for severance payments by a Group Employee in connection with the termination of such Group Employee’s employment relationship with MNL.

18.3 Notice of, and Procedures for, Collecting Indemnification.

(a) Initial Claim Notice.  When a Party becomes aware of a situation which may result in Damages for which it would be entitled to be indemnified hereunder, such Party (the “Indemnified Party”) shall submit a written notice (the “Initial Claim Notice”) to the other Party (the “Indemnifying Party”) to such effect within thirty (30) days after it first becomes aware of such matter and shall furnish the Indemnifying Party with such information as it has available demonstrating its right or possible right to receive indemnification.  If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a “Third Party Claim”), the Indemnified Party shall provide the Indemnifying Party with a supplemental Initial Claim Notice not later than ten (10) days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim.  Every Initial Claim Notice shall, if feasible, contain a reasonable estimate by the Indemnified Party of the Damages which the Indemnified Party may incur.  In addition, each Initial Claim Notice shall name, when known, the person or persons making the assertions which are the basis for such claim.  Failure by the Indemnified Party to deliver an Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnifying Party of any of its obligations under this Agreement except to the extent that actual monetary prejudice to the Indemnifying Party can be demonstrated, including, without limitation, prejudice due to failure to provide notice to applicable insurers.

(b) Rights of Indemnifying Party.  If, prior to the expiration of thirty (30) days from the mailing of an Initial Claim Notice (the “Claim Answer Period”), the Indemnifying Party shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnifying Party shall settle, compromise, or litigate in good faith such claim, and employ attorneys of its choice and expense to do so; provided, however, that the Indemnified Party shall not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnifying Party, nor shall it be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute.  The Indemnified Party shall cooperate fully to make available to the Indemnifying Party and its attorneys, representatives, and agents, all pertinent information under its control.  Indemnified Party shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnifying Party has not, within the Claim Answer Period, acknowledged in writing  liability therefor, and  its election to assume full responsibility for the settlement, compromise, litigation, and payment of such claim.

(c) Final Claims Statement.  At such time as Damages for which the Indemnifying Party is liable hereunder are incurred by Indemnified Party by actual payment thereof or by entry of a final judgment, Indemnified Party shall forward a final claims statement to the Indemnifying Party setting forth the amount of such Damages in reasonable detail on an itemized basis (the “Final Claims Statement”).  Indemnified Party shall supplement the Final Claims Statement with such supporting proof of loss (e.g. vouchers, canceled checks, accounting summaries, judgments, settlement agreement, etc.) as the Indemnifying Party may reasonably request in writing within thirty (30) days after receipt of a Final Claims Statement.  All amounts reflected on Final Claims Statements shall be paid promptly by Indemnifying Party to Indemnified Party.

18.4 Limitations on Indemnification.

(a) Survival.  The covenants contained herein or in any Schedule or certificate delivered in connection herewith shall survive the Closing Date in accordance with their terms and all representations and warranties of each Party contained herein or in any Schedule or certificate delivered in connection herewith shall survive for a period of twenty-four (24) months after the Closing Date, in each case without regard to the Knowledge of any Party or the waiver of any condition to Closing.

(b) Time Limitation.  Notwithstanding the other provisions of this Section 18, MNL shall not be liable to indemnify NGL following the Closing Date for Damages arising out of any misrepresentation or inaccuracy of any representation or warranty or any breach or nonperformance of any covenant unless NGL delivers an Initial Claim Notice to MNL of its claim for indemnification hereunder prior to the end of the applicable survival period set forth in Section 18.4(a).

(c) Minimum Dollar Limit Per Claim.  Except for claims arising under Section 18.2, which claims shall be paid by MNL on a first-dollar basis, MNL shall not be liable for any individual claim for Damages hereunder unless such claim for Damages exceeds Twenty-Five Thousand Dollars ($25,000).  In addition, any individual claim for Damages not exceeding such threshold shall not be counted in connection with the calculation of the Basket Amount (as hereinafter defined).

(d) Minimum Dollar Limit on Indemnification.  Except for claims arising under Section 18.2, which claims shall be paid by MNL on a first-dollar basis, MNL shall not be liable for a claim for Damages hereunder unless and until the aggregate Damages incurred by NGL exceed the sum of One Hundred Thousand Dollars ($100,000) (the “Basket Amount”), in which event MNL shall indemnify NGL in accordance with this Section 18 for only that portion of the aggregate Damages incurred by NGL in excess of the Basket Amount.

(e) Maximum Dollar Limit on Indemnification.  Except for claims arising under Section 18.2, which claims shall not be subject to a maximum dollar limit, the aggregate amount of Damages for which NGL shall be entitled to indemnification from MNL pursuant to this Section 18 shall not exceed one-half of the Purchase Price.

(f) Exclusive Remedy.  The remedies provided for in this Section 18 are exclusive and shall be in lieu of all other remedies for any breach of any representation, warranty, covenant, obligation or other provision of this Agreement; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any Party of any right to specific performance or injunctive relief.

19. Waiver of Covenants and Conditions

; Updates to Disclosure Schedules.

19.1 Waiver of Covenants and Conditions

.  At any time prior to the Closing Date or at the Closing, any Party hereto may waive compliance by a written instrument in any particular instance with any covenant or condition by, or breach of any representation or warranty by, any other Party hereto.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such term, provision or condition.

19.2 Supplements to Disclosure Schedules.

(a) MNL shall have the right (but not the obligation) to supplement or amend the MNL Disclosure Schedules at any time prior to or at the Closing with respect to any matter hereafter arising or of which MNL becomes aware after the date hereof (each a “MNL Schedule Supplement”) whether provided in advance of Closing or as part of the closing certificate of MNL to be delivered under Section 15.1(a); provided, however, that in the event any MNL Schedule Supplement is delivered to NGL within ten (10) days of Closing, notwithstanding anything to the contrary contained in this Agreement, including without limitation, Section 3 hereof, the Closing Date shall not occur until the earlier of (i) the eleventh (11th) day following NGL’s receipt of the MNL Schedule Supplement and (ii) the express written waiver by NGL of its right to terminate this Agreement set forth below in this Section 19.2(a).  SSL shall have the right (but not the obligation) to supplement or amend the SSL Disclosure Schedules at any time prior to or at the Closing with respect to any matter hereafter arising or of which SSL becomes aware after the date hereof (each a “SSL Schedule Supplement”) whether provided in advance of Closing or as part of the closing certificate of SSL to be delivered under Section 15.2(a).  If any disclosure in any MNL Schedule Supplement or SSL Schedule Supplement discloses a matter that would otherwise, but for such disclosure, be a breach of one of MNL’s or SSL’s representations or warranties in this Agreement if such representation or warranty were re-made on the date of the MNL Schedule Supplement or SSL Schedule Supplement, as the case may be, then NGL shall have the option, exercisable within ten (10) days of its receipt of such MNL Schedule Supplement or SSL Schedule Supplement, as the case may be, to terminate this Agreement.  If NGL fails to terminate this Agreement within ten (10) days of its receipt of such MNL Schedule Supplement or SSL Schedule Supplement, as the case may be, then NGL shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to any matter newly disclosed on such MNL Schedule Supplement or SSL Schedule Supplement, and, further, shall have irrevocably waived its right to indemnification under Sections 18.1(a), 18.1(b) or 18.2 with respect to any such matter.

(b) NGL shall have the right (but not the obligation) to supplement or amend the NGL Disclosure Schedule at any time prior to or at the Closing with respect to any matter hereafter arising or of which NGL becomes aware after the date hereof (each a “NGL Schedule Supplement”) whether provided in advance of Closing or as part of the closing certificate of NGL to be delivered under Section 15.3(a)(i); provided, however, that in the event any NGL Schedule Supplement is delivered to MNL or SSL within ten (10) days of Closing, notwithstanding anything to the contrary contained in this Agreement, including without limitation, Section 3 hereof, the Closing Date shall not occur until the earlier of (i) the eleventh (11th) day following MNL’s or SSL’s receipt of the NGL Schedule Supplement and (ii) the express written waiver by MNL or SSL, as applicable, of its right to terminate this Agreement set forth below in this Section 19.2(a). If any disclosure in any such NGL Schedule Supplement discloses a matter that would otherwise, but for such disclosure, be a breach of one of NGL’s representations or warranties in this Agreement if such representation or warranty were re-made on the date of the NGL Schedule Supplement, then either MNL or SSL shall have the option, exercisable within ten (10) days of its receipt of such NGL Schedule Supplement, to terminate this Agreement.  If MNL and SSL fail to terminate this Agreement within ten (10) days of its receipt of such NGL Schedule Supplement, then MNL and SSL shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to any matter newly disclosed on such NGL Schedule Supplement, and, further, shall have irrevocably waived its right to indemnification under Section 18.1(c) with respect to any such matter.

20. Notices

.  Any notice under this Agreement shall be deemed given when personally delivered in writing, when sent via facsimile, when dispatched via overnight courier, or when mailed as described below and shall be deemed received when personally delivered in writing, on the date sent by facsimile transmission, 24 hours after being sent via overnight express courier, or 72 hours after it has been deposited in the United States Mail, registered or certified, postage pre-paid, properly addressed to the party to whom it is intended at the address set forth below or at such other address of which notice is given in accordance herewith.

20.1 if to MNL to:

Madison National Life Insurance Company, Inc.

1241 John Q. Hammons Drive

Madison, Wisconsin 53717

Attention:  Larry R. Graber

Facsimile:  (512) 346-1594

With a copy (not constituting notice) to:

Quarles & Brady LLP

33 East Main Street, Suite 900

Madison, Wisconsin  53703

Attention:  Mark T. Ehrmann

Facsimile:  (608) 294-4944

20.2 if to NGL to:

National Guardian Life Insurance Company

2 East Gilman Street

Madison WI 53703

Attention: President and Chief Executive Officer

Facsimile: (608) 443-5039

With a copy (not constituting notice) to:

National Guardian Life Insurance Company

2 East Gilman Street

Madison WI 53703

Attention: General Counsel

Facsimile: (608) 443-5191

and to:

Foley & Lardner

150 East Gilman Street

Madison, Wisconsin  53703

Attention:  Anne E. Ross

Facsimile:  (608) 258-4258

20.3 if to SSL to:

Standard Security Life Insurance Company of New York

485 Madison Avenue, 14th Floor

New York, New York  10022

Attention:  David T. Kettig

Facsimile:  (212) 504-0894

With a copy (not constituting notice) to:

The IHC Group

485 Madison Avenue, 14th Floor

New York, New York  10022-5872

Attention:  Ms. Loan Nisser

Facsimile:  (212) 504-0894

and to:

Quarles & Brady LLP

33 East Main Street, Suite 900

Madison, Wisconsin  53703

Attention:  Mark T. Ehrmann

Facsimile:  (608) 294-4944

or to any such other address as designated in writing by the appropriate Party.

21. MISCELLANEOUS

21.1 Press Releases and Communications

.  No press release or public announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing any other announcement or communication to the employees, agents or other third-party marketing partners or suppliers of MNL or SSL, shall be issued or made by any Party without the joint approval of the Parties, unless (i) required by Law (in the reasonable opinion of MNL’s counsel), in which case NGL shall have the right to review such press release, announcement or communication prior to issuance, distribution or publication or (ii) to an insurance rating agency.

21.2 Expenses

.  Except as otherwise expressly provided herein, each of the Parties shall pay all of their own fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants.

21.3 Assignment

.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the non-assigning Parties.

21.4 Severability

.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

21.5 References

.  The table of contents and the section and other headings and subheadings contained in this Agreement and the Exhibits hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto.  All references to days or months shall be deemed references to calendar days or months.  All references to “$” shall be deemed references to United States dollars.  Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” “Disclosure Schedule” or “Schedule” shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

21.6 Construction

.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.  The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or  lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules or Exhibits in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in this Agreement or in any Schedule or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement.  The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of contract).

21.7 Amendment and Waiver

.  Any provision of this Agreement or the Disclosure Schedules hereto may be amended or waived only in a writing signed by each of the Parties.  No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

21.8 Complete Agreement

.  This Agreement and the documents referred to herein (including the Confidentiality Agreement between MNL and NGL dated effective as of December 17, 2014) contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way, including any data room agreements, bid letters, term sheets, summary issues lists or other agreements.

21.9 Third-Party Beneficiaries

.  Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

21.10 Delivery by Facsimile or Email

.  This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or scanned pages via electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.  At the request of any Party hereto or to any such contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties.  No Party hereto or to any such contract shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract, and each such Party forever waives any such defense.

21.11 Counterparts

.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

21.12 Governing Law

.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of Wisconsin, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Wisconsin.

21.13 Jurisdiction

.  Any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and determined exclusively in the United States District Court for the Western District of Wisconsin or any other court of the State of Wisconsin, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such action in any such court or that any such action which is brought in any such court has been brought in an inconvenient forum.  Process in any such action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

21.14 Remedies Cumulative

.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

21.15 Due Authority

.  Each person signing below on behalf of a Party is duly authorized to bind such Party to the terms hereof.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly entered into as of the date first above written.

NGL:

NATIONAL GUARDIAN LIFE INSURANCE COMPANY

By: /s/ Mark L. Solverud

Name: Mark L. Solverud

Title: President and Chief Executive Officer

MNL:

MADISON NATIONAL LIFE INSURANCE COMPANY, INC.

By: /s/ Larry R. Graber

Name: Larry R. Graber

Title: President

SSL:

STANDARD SECURITY LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ David T. Kettig

Name: David T. Kettig

Title: President

Exhibit 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ENTERS INTO AN AGREEMENT TO SELL REMAINDER OF RUN-OFF BLOCKS OF INDIVIDUAL LIFE AND ANNUITIES

Stamford, Connecticut, June 15, 2015.  Independence Holding Company (NYSE:IHC) today announced that its subsidiaries, Madison National Life Insurance Company, Inc. (“MNL”) and Standard Security Life Insurance Company of New York (“SSL”), have entered into an agreement to reinsure substantially all of their run-off blocks of individual life and annuities and sell MNL’s  infrastructure related to those blocks (“Transferred Assets”) to National Guardian Life Insurance Company (“NGL”) in consideration of a pre-tax payment to MNL and SSL of an aggregate of $42 million in cash.  MNL previously sold a portion of its life and annuity blocks in 2013.  It is anticipated that the transaction, which is subject to normal closing conditions, including applicable regulatory approvals, will close in the third quarter of 2015.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer of IHC, commented, “We are delighted to announce this transaction, which will be immediately accretive to earnings and will substantially strengthen and increase MNL’s statutory capital and liquidity.  MNL will continue in its core group life and disability and specialty health lines, and, as a result of the substantial increase in surplus, we will consider strategic acquisitions and other opportunities to expand our current portfolio of products.”

About Madison National Life Insurance Company, Inc.

Madison National Life Insurance Company, Inc. is domiciled in Wisconsin and licensed to sell insurance products in 49 states, the District of Columbia, Guam, American Samoa and the U.S. Virgin Islands.  Its core products and services are group life and disability income and specialty health insurance.  It is rated A- (Excellent) for financial strength by A.M. Best Company, a widely recognized rating agency that rates insurance companies on their relative financial strength and ability to meet policyholder obligations (an A++ rating from A.M. Best is its highest rating).

About Independence Holding Company

Independence Holding Company is a holding company principally engaged in the life and health insurance business, and the acquisition of blocks of policies, through its insurance company subsidiaries (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company) and its marketing and administrative affiliates.  Standard Security Life furnishes medical stop-loss, group major and limited medical, short-term medical, group long-term and short-term disability, group life, short-term, employer-mandatory disability benefit policies in New York, group and individual dental, vision and various supplemental products.  Madison National Life sells group life and disability, group limited medical, group and individual dental, and various supplemental products.  Independence American offers pet insurance, non-subscriber occupational accident, short-term medical, medical stop-loss, group and individual dental and various supplemental products.  IHC owns certain subsidiaries through its majority ownership of American Independence Corp. (NASDAQ: AMIC), which is a holding company principally engaged in the insurance and reinsurance business.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which Independence Holding Company (IHC) operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.  IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.